EXECUTION COPY

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                                    INDENTURE

                         Dated as of September 30, 2009

                                      Among

                              APPLETON PAPERS INC.
                                   as Issuer,

                           THE GUARANTORS NAMED HEREIN

                                       and

                         U.S. BANK NATIONAL ASSOCIATION,
                                   as Trustee

                                       and

                                Collateral Agent

                        11.25% SECOND LIEN NOTES DUE 2015

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
                             CROSS-REFERENCE TABLE*

Trust Indenture         Indenture
Act Section             Section
---------------------   ------------------
310(a)(1)               7.10
   (a)(2)               7.10
   (a)(3)               N.A.
   (a)(4)               N.A.
   (a)(5)               7.10
   (b)                  7.10
   (c)                  N.A.
311(a)                  7.11
   (b)                  7.11
   (c)                  N.A.
312(a)                  2.05
   (b)                  12.03
   (c)                  12.03
313(a)                  7.06
   (b)                  7.06; 7.07
   (c)                  7.06; 12.02
   (d)                  7.06
314(a)                  4.03; 12.02; 12.05
   (b)(1)               N.A.
   (b)(2)               13.04
   (c)                  12.04
   (d)                  N.A.
   (e)                  12.05
   (f)                  N.A.
315(a)                  7.01
   (b)                  7.05; 12.02
   (c)                  7.01
   (d)                  7.01
   (e)                  6.11
316(a)(last sentence)   2.09
   (a)(1)(A)            6.05
   (a)(1)(B)            6.04
   (a)(2)               N.A.
   (b)                  6.07
   (c)                  2.12
317(a)(1)               6.08
   (a)(2)               6.09
   (b)                  2.04
318(a)                  12.01
   (b)                  N.A.
   (c)                  12.01

N.A. means not applicable.

* This Cross Reference Table is not part of the Indenture.

                                       (i)

                                Table of Contents

                                                                            Page

ARTICLE I Definitions and Incorporation by Reference...........................1

  Section 1.01 Definitions ....................................................1
  Section 1.02 Other Definitions..............................................26
  Section 1.03 Incorporation by Reference of Trust Indenture Act..............26
  Section 1.04 Rules of Construction..........................................27

ARTICLE II The Notes..........................................................27

  Section 2.01 Form and Dating................................................27
  Section 2.02 Execution and Authentication...................................28
  Section 2.03 Registrar and Paying Agent.....................................29
  Section 2.04 Paying Agent to Hold Money in Trust............................29
  Section 2.05 Holder Lists...................................................30
  Section 2.06 Transfer and Exchange..........................................30
  Section 2.07 Replacement Notes..............................................43
  Section 2.08 Outstanding Notes..............................................43
  Section 2.09 Treasury Notes.................................................43
  Section 2.10 Temporary Notes................................................43
  Section 2.11 Cancellation...................................................44
  Section 2.12 Defaulted Interest.............................................44
  Section 2.13 Issuance of Additional Notes...................................44

ARTICLE III Redemption and Prepayment.........................................45

  Section 3.01 Notices to Trustee.............................................45
  Section 3.02 Selection of Notes to Be Redeemed or Purchased.................45
  Section 3.03 Notice of Redemption...........................................45
  Section 3.04 Effect of Notice of Redemption.................................46
  Section 3.05 Deposit of Redemption or Purchase Price........................46
  Section 3.06 Notes Redeemed or Purchased in Part............................47
  Section 3.07 Optional Redemption............................................47
  Section 3.08 Mandatory Redemption...........................................48
  Section 3.09 Offer to Purchase by Application of Excess Proceeds............48

ARTICLE IV Covenants..........................................................50

  Section 4.01 Payment of Notes...............................................50
  Section 4.02 Maintenance of Office or Agency................................50
  Section 4.03 Reports........................................................51
  Section 4.04 Compliance Certificate.........................................52
  Section 4.05 Taxes..........................................................52
  Section 4.06 Stay, Extension and Usury Laws.................................52
  Section 4.07 Restricted Payments............................................53

                                      (ii)

                                Table of Contents
                                   (continued)
                                                                            Page

  Section 4.08 Dividend and Other Payment Restrictions Affecting
                Subsidiaries..................................................57
  Section 4.09 Incurrence of Indebtedness and Issuance of Preferred Stock.....58
  Section 4.10 Asset Sales....................................................63
  Section 4.11 Transactions with Affiliates...................................65
  Section 4.12 Liens..........................................................66
  Section 4.13 Business Activities............................................67
  Section 4.14 Corporate Existence............................................67
  Section 4.15 Offer to Repurchase Upon Change of Control.....................67
  Section 4.16 Amendment of Fox River Indemnity Arrangements, Security
                Holders Agreements or ESOP Documentation......................69
  Section 4.17 Limitation on Sale and Leaseback Transactions..................70
  Section 4.18 Payments for Consent...........................................70
  Section 4.19 Additional Note Guarantees.....................................70
  Section 4.20 Designation of Restricted and Unrestricted Subsidiaries........71
  Section 4.21 Mandatory Payment in Kind upon Change in Ownership.............72
  Section 4.22 Amendment of Security Documents................................72
  Section 4.23 Impairment of Security Interest................................72
  Section 4.24 After-Acquired Property........................................73

ARTICLE V Successors..........................................................73

  Section 5.01 Merger, Consolidation, or Sale of Assets.......................73
  Section 5.02 Successor Corporation Substituted..............................74

ARTICLE VI Defaults and Remedies..............................................75

  Section 6.01 Events of Default..............................................75
  Section 6.02 Acceleration...................................................77
  Section 6.03 Other Remedies.................................................77
  Section 6.04 Waiver of Past Defaults........................................78
  Section 6.05 Control by Majority............................................78
  Section 6.06 Limitation on Suits............................................78
  Section 6.07 Rights of Holders of Notes to Receive Payment..................79
  Section 6.08 Collection Suit by Trustee.....................................79
  Section 6.09 Trustee May File Proofs of Claim...............................79
  Section 6.10 Priorities.....................................................79
  Section 6.11 Undertaking for Costs..........................................80

ARTICLE VII Trustee...........................................................80

  Section 7.01 Duties of Trustee..............................................80
  Section 7.02 Rights of Trustee..............................................81
  Section 7.03 Individual Rights of Trustee...................................83
  Section 7.04 Trustee's Disclaimer...........................................83
  Section 7.05 Notice of Defaults.............................................83

                                      (iii)

                                Table of Contents
                                   (continued)
                                                                            Page

  Section 7.06 Reports by Trustee to Holders of the Notes.....................83
  Section 7.07 Compensation and Indemnity.....................................84
  Section 7.08 Replacement of Trustee.........................................85
  Section 7.09 Successor Trustee by Merger, etc...............................86
  Section 7.10 Eligibility; Disqualification..................................86
  Section 7.11 Preferential Collection of Claims Against Company..............86

ARTICLE VIII Legal Defeasance and Covenant Defeasance.........................86

  Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.......86
  Section 8.02 Legal Defeasance and Discharge.................................86
  Section 8.03 Covenant Defeasance............................................87
  Section 8.04 Conditions to Legal or Covenant Defeasance.....................87
  Section 8.05 Deposited Money and Government Securities to be Held in
                Trust; Other Miscellaneous Provisions.........................89
  Section 8.06 Repayment to Company...........................................89
  Section 8.07 Reinstatement..................................................90

ARTICLE IX Amendment, Supplement and Waiver...................................90

  Section 9.01 Without Consent of Holders of Notes............................90
  Section 9.02 With Consent of Holders of Notes...............................91
  Section 9.03 Compliance with Trust Indenture Act............................93
  Section 9.04 Revocation and Effect of Consents..............................93
  Section 9.05 Notation on or Exchange of Notes...............................93
  Section 9.06 Trustee to Sign Amendments, etc................................93

ARTICLE X Note Guarantees.....................................................93

  Section 10.01 Guarantee.....................................................93
  Section 10.02 Limitation on Guarantor Liability.............................95
  Section 10.03 Execution and Delivery of Note Guarantee......................95
  Section 10.04 Guarantors May Consolidate, etc., on Certain Terms............95
  Section 10.05 Releases......................................................96

ARTICLE XI Satisfaction and Discharge.........................................97

  Section 11.01 Satisfaction and Discharge....................................97
  Section 11.02 Application of Trust Money....................................98

ARTICLE XII Miscellaneous.....................................................99

  Section 12.01 Trust Indenture Act Controls..................................99
  Section 12.02 Notices.......................................................99
  Section 12.03 Communication by Holders of Notes with Other Holders of
                 Notes.......................................................100
  Section 12.04 Certificate and Opinion as to Conditions Precedent...........100

                                      (iv)

                                Table of Contents
                                   (continued)
                                                                            Page

  Section 12.05 Statements Required in Certificate or Opinion................100
  Section 12.06 Rules by Trustee and Agents..................................101
  Section 12.07 No Personal Liability of Directors, Officers, Employees
                 and Stockholders............................................101
  Section 12.08 Governing Law................................................101
  Section 12.09 Waiver of Trial by Jury......................................101
  Section 12.10 No Adverse Interpretation of Other Agreements................101
  Section 12.11 Successors...................................................101
  Section 12.12 Severability.................................................102
  Section 12.13 Counterpart Originals........................................102
  Section 12.14 Table of Contents, Headings, etc.............................102

ARTICLE XIII Collateral and Security.........................................102

  Section 13.01 Security Interest............................................102
  Section 13.02 Intercreditor Agreement......................................103
  Section 13.03 Collateral Agent.............................................103
  Section 13.04 Recording and Opinions.......................................103
  Section 13.05 Specified Releases of Collateral.............................104
  Section 13.06 Release of Collateral upon Satisfaction or Defeasance of all Outstanding Obligations.................................104
  Section 13.07 Purchaser Protected..........................................105
  Section 13.08 Form and Sufficiency of Release..............................105

EXHIBITS

Exhibit A1   --   Form of Note
Exhibit A2   --   Form of AI Definitive Note
Exhibit B    --   Form of Certificate of Transfer
Exhibit C    --   Form of Certificate of Exchange

                                       (v)

          INDENTURE, dated as of September 30, 2009 among Appleton Papers Inc., a Delaware corporation (the "Company"), the Guarantors (as defined herein) and U.S. Bank National Association, as trustee (in such capacity, the "Trustee") and as Collateral Agent (as defined herein).

          The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the 11.25% Second Lien Notes due 2015 (the "Notes"):

                                    ARTICLE I

                   Definitions and Incorporation by Reference

          Section 1.01 Definitions.

          "144A Global Note" means a Global Note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

          "Accredited Investor" means a Person who is an "accredited investor" as defined in Rule 501(a) under the Securities Act, who is not also a QIB.

          "Acquired Debt" means, with respect to any specified Person:

          (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

          (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

          "Additional Notes" means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Notes.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

          "Agent" means any Registrar, co-registrar, Paying Agent or additional paying agent.

          "AI Definitive Note" means a Definitive Note substantially in the form of Exhibit A2 hereto bearing the Private Placement Legend.

          "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

          "Asset Sale" means:

          (1) the sale, lease, conveyance or other Disposition of any assets or rights; provided that the sale, lease, conveyance or other Disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by Section 4.15 and/or Section 5.01 hereof and not by the provisions of Section 4.10 hereof; and

          (2) the issuance of Equity Interests in any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

          (1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $2.0 million;

          (2) a sale or transfer of assets between or among the Company and its Restricted Subsidiaries;

          (3) an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company, any Parent Entity or to a Restricted Subsidiary of the Company or the issuance by the Parent Entity of its Capital Stock to the ESOP;

          (4) the sale or lease of equipment, products, services or accounts receivable in the ordinary course of business and any Disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

          (5) the licensing of intellectual property in the ordinary course of business;

          (6)  the Disposition of cash or Cash Equivalents;

          (7) a Restricted Payment that does not violate Section 4.07 hereof or a Permitted Investment;

          (8)  the granting of Liens that is permitted by Section 4.12 hereof;
and

          (9) surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims.

          "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

          "Authentication Order" means a written request or order signed by one Officer of the Company on behalf of the Company and delivered to the Trustee.

          "AWA" means Arjo Wiggins Appleton p.l.c., a corporation incorporated in England and Wales with company number 2454830.

          "AWA Bermuda" means Arjo Wiggins Appleton (Bermuda) Limited, a company limited by shares organized under the Companies Act of 1981 of Bermuda.

          "Bank Consolidated Fixed Charge Coverage Ratio" means, for any period, the ratio of (a) Consolidated EBITDA for such period minus the lesser of (i) $8.0 million per fiscal quarter for such period and (ii) Capital Expenditures for such period to (b) the sum of the aggregate amounts of (i) scheduled principal payments on Indebtedness during such period, (ii) Consolidated Interest Expense during such period and (iii) repurchases of common stock of the Parent Entity pursuant to the ESOP Documentation during such period.

          "Bank Consolidated Leverage Ratio" means, at any time, the ratio of
(a) Consolidated Total Debt as of the last day of the most recently completed fiscal quarter to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ended on such last day.

          "Bank Consolidated First Lien Leverage Ratio" means, at any time, the ratio of (a) Consolidated Total Debt as of the last day of the most recently completed fiscal quarter (excluding the Notes, Senior Unsecured Notes, the Subordinated Notes, any Permitted Refinancing Indebtedness and any other Indebtedness that is (i) subordinated in right of payment or in right of Lien priority to the Obligations under the Credit Agreement in a manner (x) no less favorable to the lenders under the Credit Agreement than the payment subordination provisions of the Subordinated Notes or Lien subordination provisions of the Notes, as applicable, or (y) otherwise acceptable to the administrative agent under the Credit Agreement or (ii) otherwise unsecured) to
(b) Consolidated EBITDA for the period of four consecutive fiscal quarters ended on such last day.

          "Bank Indebtedness" means any and all amounts payable under or in respect of the Credit Agreement and the other Senior Credit Documents as amended, restated, supplemented, waived, replaced, restructured, repaid, refunded, refinanced or otherwise modified from time to time (including after termination of the Credit Agreement), which may be in the form of bank loans, debt securities or any other Indebtedness, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement Obligations, guarantees and all other amounts payable thereunder or in respect thereof.

          "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

          "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

          "Bermuda Company Agreements" means the collective reference to (a) the Relationship Agreement, (b) the Assignment and Assumption Deed, dated as of November 9, 2001, between AWA and AWA Bermuda, (c) the by-laws and memorandum of association of AWA Bermuda, (d) the certificate of incorporation and by-laws of PDC Capital Corporation, and (e) the Bermuda Security Agreement.

          "Bermuda Security Agreement" means the Collateral Assignment, dated as of November 9, 2001 by AWA Bermuda in favor of the Company.

          "Board of Directors" means:

          (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

          (2) with respect to a partnership, the board of directors of the general partner of the partnership;

          (3) with respect to a limited liability company, the managing member or members, any controlling committee of managing members or other governing body thereof; and

          (4) with respect to any other Person, the board or committee of such Person serving a similar function.

          "Business Day" means any day other than a Legal Holiday.

          "Capital Expenditures" means, for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

          "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

          "Capital Stock" means:

          (1)  in the case of a corporation, corporate stock;

          (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

          (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

          "Cash Equivalents" means:

          (1)  United States dollars;

          (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

          (3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

          (4) repurchase Obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5) commercial paper having one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and, in each case, maturing within one year after the date of acquisition; and

          (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

          "Change of Control" means the occurrence of any of the following:

          (1) the direct or indirect sale, transfer, conveyance or other Disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d) of the Exchange Act);

          (2) the adoption of a plan relating to the liquidation or dissolution of the Company;

          (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above in clause (1) of this definition) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares;

          (4) the first day on which a majority of the members of the Board of Directors of the Company and the Parent Entity are not Continuing Directors;

          (5) the first day on which the Parent Entity ceases to own at least 50% of the outstanding Equity Interests of the Company; or

          (6)  the failure of the ESOP to own at least 50% of the Parent Entity.

          Notwithstanding anything to the contrary above, if the Company converts to a limited liability company, such a conversion of corporate form alone shall not be deemed to result in a "Change of Control" for purposes of this definition.

          "Code" means the Internal Revenue Code of 1986, as amended (or any successor thereto).

          "Collateral" means, collectively, all Collateral and Mortgaged Property, each as defined in the Security Documents.

          "Collateral Agent" means the Trustee in its capacity as Collateral Agent hereunder and under the Security Documents and any successor thereto in such capacity.

          "Company" has meaning set forth in the preamble to this Indenture.

          "Consolidated EBITDA" means, for any period, the sum of (i) Consolidated Net Income for such period plus (ii) without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans under the Credit Agreement), (c) depreciation and amortization expense (including, but not limited to, goodwill), (d) any extraordinary charges or losses determined in accordance with GAAP, (e) non-cash charges from employee compensation deferrals and employer matching contributions pursuant to the ESOP Documentation relating to ESOP Stock Issuances, (f) cash losses from Asset Sales, (g) cash restructuring charges and/or non-recurring cash charges or losses not to exceed $2.0 million in any twelve month period and
(h) any other non-cash charges, non-cash expenses or non-cash losses of the Parent Entity or any of its Subsidiaries (provided, however, that cash payments made in any future period in respect of such non-cash charges added back in determining Consolidated EBITDA for periods ending after the Issue Date (as with any other non-cash charge, expense or loss added to Consolidated Net Income pursuant to this clause (h)) shall be subtracted from Consolidated Net Income in calculating Consolidated EBITDA in the period when such payments are made) minus (iii) to the extent included in the statement of such Consolidated Net Income for such period, the sum of, without duplication, (a) interest income, (b) any extraordinary income or gains determined in accordance with GAAP, (c) any cancellation-of-debt income resulting from repurchases of Indebtedness after the Issue Date, (d) cash gains from Asset Sales and (e) any other non-cash income (excluding any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period that are described in the parenthetical to clause
(h) above), all as determined on a consolidated basis.

          For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a "Reference Period") pursuant to any determination of the Bank Consolidated Leverage Ratio or the Bank Consolidated First Lien Leverage Ratio, (i) if at any time during such Reference Period the Company or any Subsidiary shall have made any Material Disposition (as defined below), the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period the Company or any Subsidiary shall have made a Material Acquisition (as defined below), Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period. As used in this definition, "Material Acquisition" means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by the Company and its Subsidiaries in excess of $5.0 million; and "Material Disposition" means any Disposition of property or series of related Dispositions of property that yields gross proceeds to the Company or any of its Subsidiaries in excess of $5.0 million.

          "Consolidated Interest Expense" means, for any period, total cash interest expense (including that attributable to Capital Lease Obligations but, for the avoidance of doubt, in any event excluding any amortization or write-off of financing costs) of the Parent Entity and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Parent Entity and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Hedging Obligations in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

          "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

          (2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

          (3) the cumulative effect of a change in accounting principles will be excluded; and

          (4) notwithstanding clause (1) above, the Net Income of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

          Notwithstanding anything to the contrary contained above, to the extent that Consolidated Net Income for any period is reduced by fees, expenses, costs and/or charges incurred in connection with consents, amendments, modifications, waivers, repayments and/or refinancings of Indebtedness, such amounts shall be added back for purposes of determining Consolidated Net Income for the respective period.

          "Consolidated Tangible Assets" means, with respect to the Company as of any date, the aggregate of the assets of the Company and its Restricted Subsidiaries excluding goodwill, environmental indemnification receivables, patents, trade names, trade marks, copyrights, franchises, experimental expense, organization expense and any other assets properly classified as intangible assets in accordance with GAAP, as of such date on a consolidated basis, determined in accordance with GAAP. In the event that information relating to Consolidated Tangible Assets is not available as of any date, then the most recently available information will be used.

          "Consolidated Total Debt" means at any date, the aggregate principal amount of all Indebtedness of the Parent Entity and its Subsidiaries at such date, as the same would be shown on a consolidated balance sheet of the Parent Entity and its consolidated Subsidiaries as at such date in accordance with GAAP, but in any event excluding Indebtedness permitted under clauses (8) and
(11) of Section 4.09(b).

          "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company or the Parent Entity, as the case may be, who:

          (1) was a member of such Board of Directors of such company on the Issue Date; or

          (2) was nominated for election or elected to such Board of Directors in accordance with the Security Holders Agreements, or, if inapplicable, with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

          "Corporate Trust Office of the Trustee" means the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

          "Credit Agreement" means that certain Credit Agreement, entered into as of June 5, 2007, as amended as of March 23, 2009, and as further amended on or prior to the Issue Date, among the Company, the guarantors and the lenders from time to time party thereto and Bank of America, N.A., as administrative agent, swing line lender and L/C issuer.

          "Credit Enhancement" shall mean the indemnity claim insurance policy issued by Commerce and Industry Insurance Company, substantially in the form of
Schedule 6.1.5.1 to the Fox River AWA Environmental Indemnity Agreement, issued on November 9, 2001 and amended effective as of June 11, 2004 in favor of AWA Bermuda.

          "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced whether by the same lenders or group of lenders or any other lender or group of lenders (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

          "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

          "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

          "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A1 hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

          "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

          "Disposition" means the sale, transfer or other disposition (including any sale and leaseback transaction, but excluding the granting of Liens permitted by this Indenture and any exercise of remedies in connection therewith, leases, licenses, sub-leases, sub-licenses and transfers pursuant to condemnation and similar proceedings) of any property by any Person, including any such sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. "Dispose" has a corresponding meaning.

          "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof, and any Capital Stock that would constitute Disqualified Stock solely because the holders of that Capital Stock have the right to require the Parent Entity or the Parent Entity has the obligation to repurchase such Capital Stock pursuant to the terms of the ESOP will not constitute "Disqualified Stock." The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

          "Environmental Indemnity Agreements" means the Fox River AWA Environmental Indemnity Agreement and the Fox River PDC Environmental Indemnity Agreement.

          "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "Equity Offering" means any issuance or sale of Equity Interests (other than Disqualified Stock or stock issued or sold to employees or directors of the Company) of the Company.

          "ESOP" means the Appleton Papers Retirement Savings and Employee Stock Ownership Plan.

          "ESOP Component" has the meaning set forth in the ESOP.

          "ESOP Documentation" means the collective reference to (a) the ESOP,
(b) the Trust and (c) all amendments, supplements or other modifications to any of the foregoing, all schedules, exhibits and annexes thereto and all agreements affecting the terms thereof or entered into in connection therewith.

          "ESOP Stock Issuances" means with respect to any period, any issuance of common stock by the Parent Entity to the ESOP during such period.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Excluded Restricted Subsidiaries" means PDC Capital Corporation, provided that it shall become a Guarantor under the circumstances described in
Section 4.19 hereof, and
any Foreign Subsidiary (a) in respect of which the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of the Company, result in adverse tax consequences to the Company or (b) that, together with its Subsidiaries, has, on any date of determination, (i) total assets constituting less than five percent (5%) of the consolidated total assets of the Parent Entity, the Company and their respective Subsidiaries and (ii) for the twelve month period most recently ended, revenues constituting less than five percent (5%) of the consolidated revenues of the Parent Entity, the Company and their respective Subsidiaries for such period, in each case based upon the financial statements most recently delivered to the Trustee pursuant to the terms of this Indenture.

          "Existing Indebtedness" means any and all Indebtedness of the Parent Entity, the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Issue Date, until such amounts are repaid.

          "Fair Market Value" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company (unless otherwise provided in this Indenture).

          "First Priority After-Acquired Property" means any property (other than the Collateral as of the Issue Date) of the Company or any Guarantor that secures any Secured Bank Indebtedness.

          "First Priority Lien Obligations" means (i) all Secured Bank Indebtedness, (ii) all other Obligations (not constituting Indebtedness) of the Company and its Subsidiaries under the agreements governing Secured Bank Indebtedness and (iii) all other Obligations of the Company or any of its Subsidiaries in respect of Hedging Obligations or Obligations in respect of cash management services in each case owing to a Person that is a holder of Indebtedness described in clause (i) or Obligations described in clause (ii) or an Affiliate of such holder at the time of entry into such Hedging Obligations or Obligations in respect of cash management services.

          "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

          (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment Obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

          (2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

          (3) any interest accruing on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

          (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

          Notwithstanding anything to the contrary contained in this definition, to the extent Fixed Charges for any period would otherwise include any amortization of fees or expenses paid to obtain consents, modifications or waivers to outstanding Indebtedness or the documentation relating thereto, then the amortization of such amounts shall be deducted (and excluded) from Fixed Charges for such period.

          "Foreign Subsidiary" means a Subsidiary that is organized under the laws of a jurisdiction other than the United States or any state thereof or the District of Columbia.

          "Fox River AWA Environmental Indemnity Agreement" means the Fox River AWA Environmental Indemnity Agreement by and among the Parent Entity, New Appleton, LLC, the Company and AWA dated as of November 9, 2001, as amended, modified or supplemented from time to time.

          "Fox River Indemnity Arrangements" means the collective reference to the Fox River PDC Environmental Indemnity Agreement, the Fox River AWA Environmental Indemnity Agreement, the Credit Enhancement, the Fox River Security Agreement and the Bermuda Company Agreements.

          "Fox River PDC Environmental Indemnity Agreement" means the Fox River PDC Environmental Indemnity Agreement by and among the Parent Entity, New Appleton, LLC and the Company dated as of November 9, 2001, as amended, modified or supplemented from time to time.

          "Fox River Security Agreement" means the Security Agreement, substantially in the form attached as Exhibit B to the Fox River AWA Environmental Indemnity Agreement, by and among the Company, the Parent Entity, New Appleton, LLC and AWA.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

          "Global Note Legend" means the legend set forth in Section 2.06(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

          "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A1 hereto and that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4) or 2.06(d)(2) hereof.

          "Government Securities" means direct Obligations of, or Obligations guaranteed by (or certificates representing an ownership interest in such Obligations), the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

          "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

          "Guarantors" means each of:

          (1)  the Parent Entity;

          (2) the Company's direct and indirect Restricted Subsidiaries, other than the Excluded Restricted Subsidiaries, existing on the Issue Date; and

          (3) any other Subsidiary of the Company that executes a supplemental indenture evidencing its Note Guarantee in accordance with the provisions of this Indenture;

and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

          "Hedging Obligations" means, with respect to any specified Person, the Obligations of such Person under:

          (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

          (2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

          (3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

          "Holder" means the Person in whose name a Note is registered on the Registrar's books.

          "Immaterial Subsidiary" means, as of any date, any Restricted Subsidiary whose total assets, as of that date, are less than $2.0 million and whose total revenues for the most recent fiscal year do not exceed $2.0 million; provided that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

          "Indebtedness" with respect to any specified Person, means, without duplication, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

          (1)  in respect of borrowed money;

          (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

          (3)  in respect of banker's acceptances;

          (4) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

          (5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

          (6)  representing net Obligations under any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

          "Indenture" means this Indenture, as amended, supplemented or otherwise modified from time to time.

          "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

          "Initial Notes" means the $161,766,000 aggregate principal amount of Notes initially issued under this Indenture and any Notes issued in replacement or substitution therefor in accordance with the provisions of this Indenture.

          "Intercreditor Agreement" means, as the context may require, (i) the intercreditor agreement, dated as of the Issue Date, among Bank of America, N.A., as agent under the Senior Credit Documents, the Trustee, as Collateral Agent, the Company and each Guarantor and (ii) any other intercreditor agreement entered into in connection with Credit Facilities not otherwise prohibited by this Indenture substantially in the form of the intercreditor agreement referred to in clause (i) of this definition, entered into by the Company or any Guarantor following the termination of the intercreditor agreement referred to in clause
(i) of this definition, in each case, as it may be amended, restated, supplemented and/or otherwise modified from time to time.

          "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other Obligations but excluding receivables owing to the Company or any Restricted Subsidiary created in the ordinary course of business), advances or capital contributions (excluding commission, travel and similar advances to directors, officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such Disposition, such Person is no longer a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such Disposition equal to the Fair Market Value of the Company's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07 hereof. The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 4.07 hereof. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

          "Issue Date" means the date on which the Initial Notes are issued pursuant to this Indenture.

          "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

          "Loans under the Credit Agreement" means extensions of credit by lenders to the Company under the commitments and credit extensions pursuant to the terms of the Credit Agreement, as amended, in the form of a term B loan, a revolving credit loan or a swing line loan.

          "Make-Whole Price" with respect to any Notes to be redeemed, means an amount equal to the sum of the present values of the remaining scheduled payments of interest on such

Notes (not including any portion of such payments of interest accrued as of the redemption date), in each case discounted back to the redemption date, computed on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 50 basis points plus accrued and unpaid interest on such Notes to the redemption date.

          "Mortgages" means the mortgages, deeds of trust or similar instruments entered into from time to time creating security interests in the Collateral as contemplated by this Indenture, including, without limitation, those certain Second-Lien Open-End Mortgage & Security Agreements, dated as of the Issue Date, made by the Company and the Guarantors, as the case may be, in favor of the Collateral Agent.

          "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

          (1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with:

          (a)  any Asset Sale; or

          (b) the Disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

          (2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

          "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries or the Parent Entity in respect of any Asset Sale (including, without limitation, any cash received upon the Disposition of any non-cash consideration received in any Asset Sale), net of
(i) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, (ii) payments required to be made to holders of minority interests in Restricted Subsidiaries as a result of such Asset Sale, (iii) taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (iv) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale, and (v) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

          "Non-Recourse Debt" means Indebtedness:

          (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness other than the pledge of stock of an Unrestricted Subsidiary), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

          (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

          (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

          "Non-U.S. Person" means a Person who is not a U.S. Person.

          "Note Guarantee" means the Guarantee by each Guarantor of the Company's Obligations under this Indenture and the Notes, pursuant to the provisions of Article X hereof.

          "Notes" has the meaning assigned to it in the preamble to this Indenture. The Initial Notes, the PIK Notes, if any, and the Additional Notes, if any, shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes, any PIK Notes and any Additional Notes.

          "Obligations" means any principal, interest (including, without limitation, with respect to interest on the Notes, interest accruing after the commencement of any bankruptcy, insolvency, or similar proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Officer" means, with respect to any Person, the chairman of the board, chief executive officer, chief financial officer, president, any executive vice president, senior vice president or vice president, the treasurer or the secretary of such Person.

          "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 12.05 hereof.

          "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
12.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

          "Parent Entity" means Paperweight Development Corp. and any future direct or indirect parent of the Company.

          "Pari Passu Indebtedness" means:

          (1) the Notes and any Indebtedness which ranks equally in right of payment to the Notes; and

          (2) with respect to any Guarantor, its Note Guarantee and any Indebtedness which ranks equally in right of payment to such Guarantor's Note Guarantee.

          "Participant" means, with respect to the Depositary, a Person who has an account with the Depositary.

          "PDC Capital Corporation" means PDC Capital Corporation, a Delaware corporation.

          "Permitted Business" means any of the lines of business conducted by the Company and its Subsidiaries on the Issue Date and any businesses similar, related, incidental or ancillary thereto or that constitutes a reasonable extension or expansion thereof.

          "Permitted Investments" means:

          (1) any Investment in the Company or in a Restricted Subsidiary of the Company;

          (2)  any Investment in Cash Equivalents;

          (3)  any Investment existing on the Issue Date;

          (4) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

          (a)  such Person becomes a Restricted Subsidiary of the Company; or

          (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

          (5) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;

          (6) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

          (7)  any Investments received in compromise or resolution of
(A) Obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

          (8)  Investments represented by Hedging Obligations;

          (9) loans or advances to employees made in the ordinary course of business of the Company or the Restricted Subsidiary of the Company in an aggregate principal amount not to exceed $2.0 million at any one time outstanding;

          (10) repurchases of the Notes;

          (11) extensions of trade credit (including accounts receivable) by the Company and its Restricted Subsidiaries on commercially reasonable terms in the ordinary course of business; and

          (12) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (12) that are at the time outstanding not to exceed the greater of (x) $25.0 million and (y) 3.0% of Consolidated Tangible Assets.

          "Permitted Liens" means:

          (1) Liens on assets of the Company or any Restricted Subsidiary securing Indebtedness and other Obligations under Credit Facilities incurred under clause (1) of the definition of "Permitted Debt" (provided that the total principal amount of First Priority Lien Obligations (including amounts secured under clause (6)(B) of this definition of "Permitted Liens," but excluding Hedging Obligations and Obligations in respect of cash management services, in each case, specified in the definition of "First Priority Lien Obligations") shall not exceed $463.125 million) and/or securing Hedging Obligations and Obligations in respect of cash management services, in each case, specified in the definition of "First Priority Lien Obligations";

          (2)  Liens in favor of the Company or the Guarantors;

          (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary;

          (4) Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

          (5) Liens to secure the performance of statutory Obligations, surety or appeal bonds, performance bonds or other Obligations of a like nature incurred in the ordinary course of business;

          (6) Liens to secure Indebtedness (including Capital Lease Obligations) (A) permitted by clause (4) of Section 4.09(b) hereof covering only the assets acquired with or financed by such Indebtedness, and (B) incurred pursuant to Section 4.09(a) hereof, or clause (l) of Section 4.09(b) hereof and/or Hedging Obligations to the extent such Lien is incurred pursuant to this clause (6)(B) as designated by the Company; provided, however, that (a) the total principal amount of the First Priority Lien Obligations (including amounts secured under clause (1) of this definition of "Permitted Liens," but excluding Hedging Obligations and

Obligations in respect of cash management services, in each case, specified in the definition of "First Priority Lien Obligations") shall not exceed $463.125 million, (b) any other Indebtedness secured under this clause (6)(B) shall (i) constitute Notes issued after the Issue Date (and Note Guarantees in respect thereof) or (ii) be secured by Liens pari passu with the Liens securing the Notes and the Note Guarantees in an aggregate principal amount, in the case of
(i) and (ii) taken together, not to exceed $50.0 million plus, in the case of
(i), the amount of any PIK Notes issued in respect thereof under Section 4.21 hereof;

          (7) Liens existing on the Issue Date and any extensions or renewals thereof otherwise permitted by the terms of this Indenture;

          (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

          (9) Liens imposed by law, such as carriers', warehousemen's, landlord's and mechanics' Liens, in each case, incurred in the ordinary course of business or good faith deposits in connection with bids, tenders, contracts or leases to which the Company or any Restricted Subsidiary is a party;

          (10) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

          (11) Liens created for the benefit of (or to secure) the Initial Notes plus the amount of any PIK Notes issued in respect thereof under Section 4.21 hereof (or the Note Guarantees in respect thereof);

          (12) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that:

          (A) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

          (B) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount, of the Permitted Refinancing Indebtedness and
     (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

          (13) Liens on rights of "Recovery" in favor of AWA pursuant to and as defined in the Fox River Indemnity Arrangements;

          (14) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

          (15) licenses of intellectual property in the ordinary course of business;

          (16) Liens arising out of judgments, decrees, orders or awards in respect of which the Company shall in good faith be prosecuting on appeal or proceeding for review, which appeal or proceeding shall not have been finally terminated or if the period within such appeal or proceeding may be initiated shall not have expired;

          (17) Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other Obligations of such Unrestricted Subsidiary;

          (18) leases, subleases, licenses or sublicenses to third parties entered into in the ordinary course of business;

          (19) any interest or title of a lessor under any lease entered into by the Company or any of its Subsidiaries in the ordinary course of its business and covering only the assets so leased;

          (20) Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods so long as such Lien covers only the goods being imported; and

          (21) Liens on assets of the Company or any Restricted Subsidiary securing Indebtedness up to 5% of Consolidated Tangible Assets that was permitted by the terms of this Indenture to be incurred.

          "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

          (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums incurred in connection therewith);

          (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

          (3) if the Indebtedness being refinanced, renewed, replaced, defeased, discharged or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable, taken as a whole, to the Holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

          (4) such Permitted Refinancing Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

          "Private Placement Legend" means the legend set forth in Section 2.06(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "Regulation S" means Regulation S promulgated under the Securities
Act.

          "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as applicable.

          "Regulation S Permanent Global Note" means a permanent Global Note in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

          "Regulation S Temporary Global Note" means a temporary Global Note in the form of Exhibit A1 hereto bearing the Global Note Legend, the Private Placement Legend and the Regulation S Temporary Global Note Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

          "Regulation S Temporary Global Note Legend" means the legend set forth in Section 2.06(g)(3) hereof.

          "Relationship Agreement" means the Agreement dated as of November 9, 2001 and amended effective as of the Issue Date by and among AWA, Arjo Wiggins (Bermuda) Holdings Limited, the Parent Entity, PDC Capital Corporation and AWA Bermuda.

          "Responsible Officer" when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

          "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

          "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

          "Restricted Investment" means an Investment other than a Permitted Investment.

          "Restricted Period" means the 40-day distribution compliance period as defined in Regulation S.

          "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

          "Rule 144" means Rule 144 promulgated under the Securities Act.

          "Rule 144A" means Rule 144A promulgated under the Securities Act.

          "Rule 903" means Rule 903 promulgated under the Securities Act.

          "Rule 904" means Rule 904 promulgated under the Securities Act.

          "SEC" means the U.S. Securities and Exchange Commission.

          "Secured Bank Indebtedness" means any Bank Indebtedness that is secured by a Permitted Lien incurred or deemed incurred pursuant to clause (1) and (6)(B) of the definition of "Permitted Liens."

          "Securities Act" means the Securities Act of 1933, as amended.

          "Security Agreement" means the Second-Lien Collateral Agreement, dated as of the Issue Date, made by the Company and the Guarantors in favor of the Collateral Agent, as amended, supplemented or otherwise modified from time to time.

          "Security Documents" means the security agreements (including the Security Agreement), Mortgages, pledge agreements, collateral assignments, account control agreements and related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in the Collateral as contemplated by this Indenture.

          "Security Holders Agreements" means, collectively, the Security Holders Agreement by and between the Parent Entity and the Trust dated as of November 9, 2001 and the Security Holders Agreement by and between the Company and the Trust dated as of November 9, 2001.

          "Senior Credit Documents" means the collective reference to the Credit Agreement, any notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time.

          "Senior Unsecured Notes" means the 8.125% senior unsecured notes of the Company due 2011.

          "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

          "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent Obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

          "Subordinated Notes" means the 9.75% senior subordinated notes of the Company due 2014.

          "Subsidiary" means, with respect to any specified Person:

          (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

          "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S.C. Sections 77aaa-77bbbb).

          "Treasury Rate" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to December 15, 2015; provided, however, that if the period from the redemption date to December 15, 2015, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

          "Trust" means the Appleton Papers Inc. Employee Stock Ownership Trust adopted July 19, 2001, as amended, effective June 20, 2004.

          "Trustee" means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

          "Unrestricted Definitive Note" means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

          "Unrestricted Global Note" means a Global Note that does not bear and is not required to bear the Private Placement Legend.

          "Unrestricted Subsidiary" means any Subsidiary of the Company designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors of the Company, but only to the extent that such Subsidiary:

          (1)  has no Indebtedness other than Non-Recourse Debt;

          (2) except as permitted by Section 4.11 hereof, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary, taken as a whole, than those that might be obtained at the time from Persons who are not Affiliates of the Company;

          (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

          (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

          "U.S. Person" means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

          "Voting Stock" of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (2)  the then outstanding principal amount of such Indebtedness.

          Section 1.02 Other Definitions.

Term                                           Defined in Section
-----------------------------------   -----------------------------------
"Affiliate Transaction"                              4.11
"Article 9 Collateral"                               13.04
"Asset Sale Offer"                                   3.09
"Calculation Time"                                   4.09
"Change of Control Offer"                            4.15
"Change of Control Payment"                          4.15
"Change of Control Payment Date"                     4.15
"Covenant Defeasance"                                8.03
"DTC"                                                2.03
"Equivalent Property"                                4.24
"Event of Default"                                   6.01
"Excess Proceeds"                                    4.10
"Hazardous Materials"                                7.07
"incur"                                              4.09
"Legal Defeasance"                                   8.02
"Material Acquisition"                               1.01
"Material Disposition"                               1.01
"Offer Amount"                                       3.09
"Offer Period"                                       3.09
"Paying Agent"                                       2.03
"Payment Default"                                    6.01
"Payment in Kind"                                    4.21
"Permitted Debt"                                     4.09
"PIK Notes"                                          4.21
"PIK Payment Date"                                   4.21
"PIK Record Date"                                    4.21
"Purchase Date"                                      3.09
"Reference Period"                                   1.01
"Registrar"                                          2.03
"Restricted Payments"                                4.07

          Section 1.03 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes;

          "indenture security Holder" means a Holder of a Note;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the Notes and the Note Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

          Section 1.04 Rules of Construction. Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular;

          (5)  "will" shall be interpreted to express a command;

          (6)  the term "including" is not limiting;

          (7)  provisions apply to successive events and transactions; and

          (8) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE II

                                    The Notes

          Section 2.01 Form and Dating.

          (a) General. The Notes and the Trustee's certificate of authentication will be substantially in the form of Exhibits A1 and A2 hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage; provided, that any such notations, legends or endorsements are in a form acceptable to the Company. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

          The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

          (b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A1 hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

          (c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S will be issued initially in the form of a Regulation S Temporary Global Note, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period will be terminated upon the receipt by the Trustee of:

          (1) a written certificate from the Depositary or the Company certifying that it has received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note bearing a Private Placement Legend, all as contemplated by
     Section 2.06(b) hereof); and

          (2)  an Officers' Certificate from the Company.

          Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee will cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

          Section 2.02 Execution and Authentication. At least one Officer must sign the Notes for the Company by manual or facsimile signature.

          If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

          A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee will, upon receipt of an Authentication Order, authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. Such Authentication Order shall specify the principal amount of the Notes to be authenticated, the date on which the issue of the Notes is to be authenticated, the number of separate Notes certificates to be authenticated, the registered Holder of each such Note and delivery instructions, and, in the case of an issuance of Additional Notes after the Issue Date, shall certify that such issuance is in compliance with Sections
4.09 and 4.12 hereof. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

          Section 2.03 Registrar and Paying Agent. The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

          The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

          The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

          Section 2.04 Paying Agent to Hold Money in Trust. The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the

Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee of all amounts that it is obligated to pay, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

          Section 2.05 Holder Lists. The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee at least two Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA
Section 312(a).

          Section 2.06 Transfer and Exchange.

          (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:

          (1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;

          (2) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or

          (3) there has occurred and is continuing a Default or Event of Default with respect to the Notes.

          Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this

Section 2.06(a); provided, however, that beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

          (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. None of the Company, the Trustee, the Paying Agent, nor any agent of the Company shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

          (1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

          (2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

               (A)  both:

                    (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                    (ii) instructions given in accordance with the Applicable
               Procedures containing information regarding the Participant account to be credited with such increase; or

               (B)  both:

                    (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the

               Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                    (ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in the immediately preceding clause (i) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act.

          Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(i) hereof.

          (3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

               (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

               (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

          (4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

               (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

               (B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

     and, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          If any such transfer is effected pursuant to this clause (4) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section
2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this clause (4).

          Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

          (c)  Transfer or Exchange of Beneficial Interests for Definitive
Notes.

          (1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

               (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

               (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

               (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

               (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

               (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

               (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(i) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this
     Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

          (2) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

          (3) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

               (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

               (B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

     and, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (4) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.06(i) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will not bear the Private Placement Legend.

          (d)  Transfer and Exchange of Definitive Notes for Beneficial
Interests.

          (1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

               (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

               (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

               (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

               (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

               (E) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
          (3)(b) thereof; or

               (F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause
     (A) above, the appropriate Restricted Global Note, in the case of clause
     (B) above, the 144A Global Note and in the case of clause (C) above, the Regulation S Global Note.

          (2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

               (A) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

               (B) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

     and, in each such case set forth in this clause (2), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

          (3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

          If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to clause (2) above or this clause (3) at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with
Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

          (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

          (1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive
     Note if the Registrar receives the following:

               (A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

               (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

               (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

          (2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

               (A) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such

          Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

               (B) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

     and, if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (3)  Unrestricted Definitive Notes to Unrestricted Definitive Notes.
     A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

          (f) Limitations on Availability of Definitive Notes. Notes issued in definitive form will be substantially in the form of Exhibit A1 hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto); provided that AI Definitive Notes will be substantially in the form of Exhibit A2 hereto. Notwithstanding any other provision of this Section 2.06, (i) no beneficial interests in a Global Note may be exchanged for Definitive Notes unless one or more of the conditions set forth in clauses (1) through (3) of Section 2.06(a) is applicable and (ii) unless and until the Global Notes are exchanged for Definitive Notes pursuant to this Section 2.06, no Definitive Notes may be transferred or exchanged other than upon exchange thereof for a beneficial interest in a Global Note.

          (g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

          (1)  Private Placement Legend.

               (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

          "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

          BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE
HOLDER: (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB") OR (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS SECURITY FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT [INSERT FOR AI DEFINITIVE NOTES: OR
(C) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT)], (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE
(2)(D) OR 2(E) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

          AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT."

               (B)  Notwithstanding the foregoing, any Global Note or Definitive
          Note issued pursuant to subparagraphs (b)(4), (c)(3), (c)(4), (d)(2),
          (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

          (2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

          "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS

GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

          UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

          (3) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note will bear a legend in substantially the following form:

          "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

          (h)  Applicable Procedures for Removal of Legends.

          (1) After one year has elapsed following (A) the Issue Date or (B) if the Company has issued any Additional Notes with the same terms and the same CUSIP number as the Notes pursuant to the Indenture within one year following the date of original issuance of the Notes, the date of original issuance of such Additional Notes, Restricted Definitive Notes and beneficial interests in Restricted Global Notes may be exchanged for beneficial interests in an Unrestricted Global Note. Any Restricted Definitive Note or Restricted Global Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Restricted Definitive Note or Restricted Global Note for exchange to the Registrar in accordance with the provisions of this Article II, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the Private Placement Legend. To accomplish the exchange of beneficial interests in any Restricted Global Note for beneficial interests in an Unrestricted Global

     Note following the expiration referred to above, the Company may, without requiring any action or consent by the Holder of such Restricted Global
     Note:

               (A) instruct the Trustee in writing to remove the Private Placement Legend from the Notes, and upon such instruction the Private Placement Legend shall be deemed removed from any Notes without further action on the part of Holders;

               (B) notify the Holders that the Private Placement Legend has been removed or deemed removed; and

               (C) instruct the Depositary to change the CUSIP number for the Notes to the unrestricted CUSIP number for the Notes;

     provided that, if the Trustee so requests, the Company will deliver an Opinion of Counsel in form reasonably acceptable to the Trustee to the effect that such exchange is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (2) Notwithstanding any provision of this Section 2.06(h) to the contrary, in the event that Rule 144 is amended to change the one-year holding period thereunder (or the corresponding period under any successor rule), (i) each reference in this Section 2.06(h) to "one year" shall be deemed for all purposes hereof to be references to such changed period, and
     (ii) all corresponding references in the Notes shall be deemed for all purposes hereof to be references to such changed period, provided that such changes shall not become effective if they are otherwise prohibited by, or would otherwise cause a violation of, the then-applicable federal securities laws. This Section 2.06(h)(2) shall apply to successive amendments to Rule 144 (or any successor rule) changing the holding period thereunder.

          (i) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

          (j)  General Provisions Relating to Transfers and Exchanges.

          (1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar's request.

          (2) No service charge will be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

          (3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          (4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

          (5)  Neither the Registrar nor the Company will be required:

               (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under
          Section 3.02 hereof and ending at the close of business on the day of selection;

               (B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

               (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

          (6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

          (7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

          (8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile or email, with originals thereof to be delivered to the Registrar thereafter in a timely manner.

          Section 2.07 Replacement Notes. If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss or liability that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

          Every replacement Note is a contractual obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

          Section 2.08 Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

          If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless a Responsible Officer of the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

          If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

          If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

          Section 2.09 Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned will be so disregarded.

          Section 2.10 Temporary Notes. Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the

Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

          Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

          Section 2.11 Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes will be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

          Section 2.12 Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

          Section 2.13 Issuance of Additional Notes. The Company shall be entitled, from time to time, subject to its compliance with Sections 4.09 and
4.12 hereof, without consent of the Holders, to issue Additional Notes under this Indenture with identical terms as the Initial Notes other than with respect to (i) the date of issuance, (ii) the issue price, (iii) the amount of interest payable on the first interest payment date and (iv) any adjustments in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws). The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture.

          With respect to any Additional Notes, the Company shall set forth in an Officers' Certificate pursuant to a resolution of the Board of Directors of the Company, copies of which shall be delivered to the Trustee, the following information:

          (1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and

          (2) the issue price, the issue date and the CUSIP number of such Additional Notes and the date on which interest on such Additional Notes shall begin to accrue.

                                   ARTICLE III

                            Redemption and Prepayment

          Section 3.01 Notices to Trustee. If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth:

          (1) the clause of this Indenture pursuant to which the redemption shall occur;

          (2)  the redemption date;

          (3)  the principal amount of Notes to be redeemed; and

          (4)  the redemption price.

          Section 3.02 Selection of Notes to Be Redeemed or Purchased. If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase on a pro rata basis except:

          (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

          (2)  if otherwise required by law.

          In the event of partial redemption, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

          The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

          Section 3.03 Notice of Redemption. Subject to the provisions of
Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles VIII or XI hereof.

          The notice will identify the Notes to be redeemed and will state:

          (1)  the redemption date;

          (2)  the redemption price;

          (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

          (4)  the name and address of the Paying Agent;

          (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price and the CUSIP numbers for such Notes;

          (6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

          (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

          At the Company's request, the Trustee will give the notice of redemption in the Company's name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice, which shall include a form of the notice setting forth the information to be stated in such notice as provided in the preceding paragraph.

          Section 3.04 Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

          Section 3.05 Deposit of Redemption or Purchase Price. Prior to 11:00 a.m. New York City time on the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest on, all Notes to be redeemed or purchased.

          If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

          Section 3.06 Notes Redeemed or Purchased in Part. Upon surrender and cancellation of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

          Section 3.07 Optional Redemption. (a) The Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture (including the amount of PIK Notes, if any, applied as provided under Section 4.21 hereof) at a redemption price of 105.625% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

          (1) at least 65% of the aggregate principal amount of Notes originally issued under this Indenture (excluding Notes held by the Company and its Subsidiaries but including the amount of PIK Notes, if any, applied as provided under Section 4.21 hereof) remains outstanding immediately after the occurrence of such redemption; and

          (2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

          (b) At any time on or prior to March 15, 2011, the Company may redeem the Notes, in whole but not in part, upon not less than 30 nor more than 60 days' prior notice, at a redemption price of 122.50% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date; provided, however, that if prior to the date of such redemption, the Payment in Kind has been made pursuant to Section
4.21 hereof, then the redemption price will be 111.25% of the principal amount, plus accrued and unpaid interest to the redemption date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

          (c) At any time after March 15, 2011, the Company may redeem the Notes, in whole but not in part, upon not less than 30 nor more than 60 days' prior notice, at a redemption price equal to the Make-Whole Price, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date. The notice of redemption with respect to the redemption described in this Section 3.07(c) need not set forth the Make-Whole Price but only the manner of calculation thereof. The Company will notify the Trustee of the Make-Whole Price with respect to any redemption promptly after the calculation and the Trustee shall not be responsible for such calculation.

          (d) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

          Section 3.08 Mandatory Redemption. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

          Section 3.09 Offer to Purchase by Application of Excess Proceeds. In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it will follow the procedures specified below.

          The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than three Business Days after the termination of the Offer Period (the "Purchase Date"), the Company will apply all Excess Proceeds (the "Offer Amount") to the purchase of Notes and such other Pari Passu Indebtedness (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

          If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

          Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

          (1)  that the Asset Sale Offer is being made pursuant to this
Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

          (2)  the Offer Amount, the purchase price and the Purchase Date;

          (3) that any Note not tendered or accepted for payment will continue to accrue interest;

          (4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

          (5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

          (6) that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" attached to the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

          (7) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

          (8) that, if the aggregate principal amount of Notes and other Pari Passu Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Trustee will select the Notes and other Pari Passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other Pari Passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased); and

          (9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

          On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.

          Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                   ARTICLE IV

                                    Covenants

          Section 4.01 Payment of Notes. The Company will pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 12:00 p.m. New York City time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

          Such Paying Agent shall return to the Company promptly, and in any event, no later than two Business Days following the date of payment, any money (including accrued interest) that exceeds such amount of principal, premium, if any, and interest paid on the Notes. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

          The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

          Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

          Section 4.02 Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section
2.03 hereof.

          Section 4.03 Reports. (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to the Trustee and the Holders of Notes, or cause the Trustee to furnish to the Holders of Notes, within the time periods specified in the SEC's rules and regulations:

          (1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Parent Entity were required to file such reports; and

          (2) all current reports that would be required to be filed with or furnished to the SEC on Form 8-K if the Parent Entity were required to file or furnish such reports.

          All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Company's consolidated financial statements by the Company's certified independent accountants. In addition, the Company will file or furnish a copy of each of the reports referred to in clauses (1) and (2) above with or to the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods. The availability of the reports referred to in clauses (1) and (2) on the SEC's EDGAR service or on the Company's website shall be deemed to satisfy the Company's delivery obligation hereunder; provided that, the Company will notify (including, without limitation, by email or facsimile) the Trustee of such availability of the reports referred to in clause (1) within ten Business Days after the date such reports are so available, which notification shall include, if applicable, any access instructions or password necessary to access such reports.

          If, at any time, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in clause (a) of this Section
4.03 with the SEC within the time periods specified in clause (a) of this
Section 4.03 unless the SEC will not accept such a filing. The Company agrees that it will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company's filings for any reason, the Company will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

          (b) If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by clause (a) of this Section 4.03 will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

          (c) For so long as any Notes remain outstanding, if at any time they are not required to file with the SEC the reports required by clauses (a) and
(b) of this Section 4.03, the Company and the Guarantors will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

          Section 4.04 Compliance Certificate. (a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has complied with its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has complied with each and every covenant contained in this Indenture applicable to it and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article IV or Article V hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation and that such certification may be limited by such accountants to accounting matters.

          (c) So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

          Section 4.05 Taxes. The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

          Section 4.06 Stay, Extension and Usury Laws. Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors

(to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

          Section 4.07 Restricted Payments. (a) The Parent Entity and the Company will not, and the Company will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' or the Parent Entity's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries or the Parent Entity) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' or the Parent Entity's Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or a Restricted Subsidiary of the Company);

          (2) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or the Parent Entity;

          (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof; or

          (4)  make any Restricted Investment;

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

          (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

          (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, satisfy the Bank Consolidated Leverage Ratio and the Bank Consolidated Fixed Charge Coverage Ratio tests set forth in clauses (1) and (3), respectively, of Section 4.09(a) hereof; and

          (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the Issue Date (excluding Restricted Payments made pursuant to clauses (2), (3), (4), (5), (6), (7), (8), (9), (10),

(11), (12), (13), (14) and (15) of paragraph (b) of this Section 4.07), is less than the sum, without duplication of:

          (A) 50% of the Consolidated Net Income of the Parent Entity for the period (taken as one accounting period) from the beginning of the fiscal quarter during which the Issue Date occurred to the end of the Parent Entity's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

          (B) 100% of the aggregate net cash and non-cash proceeds received by the Parent Entity (excluding any such proceeds received by the Parent Entity from the ESOP after the Issue Date to the extent same constitute proceeds of employee deferrals which are invested by the ESOP in common equity of the Parent Entity) since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); plus

          (C) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment (less the cost of Disposition, if any); plus

          (D) to the extent that any Unrestricted Subsidiary of the Company designated as such after the Issue Date is redesignated as a Restricted Subsidiary after the Issue Date, the Fair Market Value of the Company's Investment in such Subsidiary as of the date of such redesignation; plus

          (E) 50% of any dividends received by the Company or a Restricted Subsidiary of the Company that is a Guarantor after the Issue Date from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Company for such period.

          (b) So long as no Default has occurred and is continuing or would be caused thereby (except in the case of Restricted Payments made pursuant to clauses (14) and (15) of this Section 4.07(b)), the provisions of Section 4.07(a) hereof will not prohibit:

          (1) the payment of any dividend or the consummation of any irrevocable dividend within 60 days after the date of declaration of the dividend or the giving of notice, as the case may be, if at the date of declaration or notice the dividend or redemption payment would have complied with the provisions of this Indenture;

          (2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company or the Parent Entity (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company or the Parent Entity; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(B) of Section 4.07(a) hereof;

          (3) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

          (4) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

          (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officer, director or employee of the Company or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders' agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $5.0 million in any twelve-month period;

          (6) the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

          (7) the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary of the Company issued on or after the Issue Date in accordance with the Bank Consolidated Fixed Charge Coverage Ratio test set forth in Section 4.09(a)(3) hereof;

          (8) the payment of loans, advances, dividends or distributions by the Company to the Parent Entity to permit the Parent Entity to satisfy its legal obligations to pay taxes and administrative and other expenses incurred in the ordinary course of business; provided that such amounts are promptly used to pay such taxes and administrative and other expenses and, provided further, that such amounts may not exceed, without duplication, $1.0 million in the aggregate for payments to the Parent Entity in any twelve-month period;

          (9) issuances of Capital Stock by Parent Entity to the ESOP in satisfaction of the employer matching obligation under the ESOP;

          (10) the repayment of intercompany debt, the incurrence of which was permitted pursuant to Section 4.09 hereof;

          (11) satisfaction of change of control and/or asset sale obligations on subordinated obligations once the Company has fulfilled its obligations relating to a Change of Control and/or Asset Sale under this Indenture;

          (12) distributions by the Company to permit the Parent Entity to repay intercompany loans so long as the amount of any such distribution is simultaneously netted against amounts owing to the Company under such loans and no cash is paid as a result of any such distribution;

          (13) other Restricted Payments in an aggregate amount not to exceed $20.0 million since the Issue Date;

          (14) the Parent Entity may make Restricted Payments to satisfy its obligations to repurchase its common stock pursuant to the ESOP Documentation from accounts allocated to participants in the ESOP to the extent representing hardship (with "hardship" being determined in accordance with the Code and the ESOP Documentation) distributions to the participants in the ESOP in accordance with the Code and the ESOP Documentation; provided that the aggregate amount of all Restricted Payments made pursuant to this clause (14) shall not exceed $2.0 million in any fiscal year of the Parent Entity; and the Company and its Restricted Subsidiaries may make Restricted Payments to (or on behalf of) the Parent Entity to enable it to make Restricted Payments permitted above in this clause (14); and

          (15) the Parent Entity may make Restricted Payments to satisfy its obligations to repurchase its common stock pursuant to the ESOP Documentation from accounts allocated to participants in the ESOP upon
     (x) the election of such participants to diversify a portion of the common stock held in the account eligible for diversification under Section 401(a)(28) of the Code (or any relevant successor provision) and/or (y) the death, disability, resignation, dismissal or permanent layoff of such participants; so long as the aggregate amount of the Restricted Payments then being made pursuant to this clause (15), when aggregated with all other such Restricted Payments made pursuant to this clause (15) during the same fiscal quarter and during the three immediately preceding fiscal quarters, would not exceed $45.0 million; and the Company and its Restricted Subsidiaries may make Restricted Payments to (or on behalf of) the Parent Entity to enable it to make Restricted Payments permitted above in this clause (15).

          For purposes of determining compliance with this Section 4.07, in the event that an item meets the criteria of more than one of the categories of permitted Restricted Payments pursuant to clauses (1) through (15) above, or may be made pursuant to Section 4.07(a) hereof or as a Permitted Investment, the Company shall be permitted to classify such item on the date of the respective payment and will only be required to include the amount in the relevant clause or pursuant to the relevant defined term, although the Company may divide and classify an item in more than one category in any manner that complies with this
Section 4.07.

          The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this Section 4.07 will be determined by the Board of Directors of the Company whose resolution with respect thereto shall be delivered to the Trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $15.0 million.

          Section 4.08 Dividend and Other Payment Restrictions Affecting Subsidiaries. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

          (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

          (3) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

          (b) The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:

          (1) agreements governing Existing Indebtedness and Credit Facilities as in effect on the Issue Date and any amendments, restatements, modifications, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;

          (2) this Indenture, the Notes, the Note Guarantees, the Security Documents and the Intercreditor Agreement;

          (3) applicable law, rule, regulation or order, approval, license, permit or similar restriction;

          (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

          (5) customary non-assignment provisions in contracts, leases and licenses entered into in the ordinary course of business;

          (6) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of Section 4.08(a) hereof;

          (7) any agreement for the Disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the Disposition;

          (8) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

          (9)  Liens permitted to be incurred under the provisions of Section
     4.12 hereof;


          (10) provisions limiting the Disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of the Company's Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

          (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

          (12) any agreement governing Indebtedness incurred after the Issue Date permitted under Section 4.09 hereof, provided that the restrictions contained in any such agreement, taken as a whole, are not less favorable to the Holders of the Notes than those contained in the agreements governing Existing Indebtedness;

          (13) encumbrances on property that exist at the time the property was acquired by the Company or a Restricted Subsidiary, provided such encumbrances were not contemplated as part of the acquisition thereof; or

          (14) any encumbrances or restrictions imposed by amendments, restatements, modifications, renewals, supplements, refundings, replacement or refinancings of contracts, instruments or Obligations referred to in clauses (1) through (13) above; provided that such amendments, restatements, modifications, renewals, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend or other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendments, restatements, modifications, renewals, supplements, refundings, replacement or refinancings.

          Section 4.09 Incurrence of Indebtedness and Issuance of Preferred Stock. (a) The Parent Entity and Company will not, and the Company will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Company will not and will not permit the Parent Entity to issue any Disqualified Stock and the Parent Entity and the Company will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness or issue preferred stock, if at the time (the "Calculation Time") on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be:

          (1) the Bank Consolidated Leverage Ratio at the Calculation Time would have been no greater than the ratio set forth in the table below opposite the applicable fiscal quarter for which internal financial statements are available immediately preceding the Calculation Time:

          For the fiscal quarters ending on or about:

          September 30, 2009....................................... 8.10 to 1.00
          December 31, 2009........................................ 6.60 to 1.00
          March 31, 2010 and June 30, 2010......................... 6.30 to 1.00
          September 30, 2010....................................... 5.70 to 1.00
          December 31, 2010 and March 31, 2011..................... 5.40 to 1.00
          June 30, 2011 and any fiscal quarter ending thereafter... 4.80 to 1.00

          (2) the Bank Consolidated First Lien Leverage Ratio at the Calculation Time would have been no greater than the ratio set forth in the table below opposite the applicable fiscal quarter for which internal financial statements are available immediately preceding the Calculation
     Time:

          For the fiscal quarters ending on or about:

          September 30, 2009........................................4.80 to 1.00
          December 31, 2009.........................................3.90 to 1.00
          March 31, 2010 and June 30, 2010..........................3.60 to 1.00
          September 30, 2010........................................3.30 to 1.00
          December 31, 2010 and any fiscal quarter ending
           thereafter...............................................3.00 to 1.00

     and

          (3) the Bank Consolidated Fixed Charge Coverage Ratio at the Calculation Time would have been no less than the ratio set forth in the table below opposite the applicable fiscal quarter for which internal financial statements are available immediately preceding the Calculation
     Time:

          For the fiscal quarters ending on or about:

          September 30, 2009........................................1.00 to 1.00
          December 31, 2009.........................................0.88 to 1.00
          March 31, 2010............................................0.92 to 1.00
          June 30, 2010.............................................0.88 to 1.00
          September 30, 2010 and any fiscal quarter ending
           thereafter...............................................1.00 to 1.00

in each case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified

Stock or preferred stock had been issued, as the case may be, at the beginning of the Parent Entity's most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the Calculation Time.

          (b) The provisions of Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (1) the incurrence by the Company and any Guarantor of additional Indebtedness and letters of credit under the Credit Facilities in an aggregate principal amount at any one time outstanding under this clause
     (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed $425.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any of its Restricted Subsidiaries since the Issue Date to repay any term Indebtedness under a Credit Facility or to repay any revolving credit Indebtedness under a Credit Facility and effect a corresponding commitment reduction thereunder pursuant to Section 4.10 hereof;

          (2) the incurrence by the Parent Entity, the Company and its Restricted Subsidiaries of the Existing Indebtedness;

          (3) the incurrence by the Company and the Guarantors of Indebtedness represented by (A) the Initial Notes and the related Note Guarantees and
     (B) the PIK Notes, if any, and any related Note Guarantees;

          (4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries, in each case incurred no later than 180 days after the date of such acquisition or the date of completion of such construction, installation or improvement, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of $25.0 million and 3.0% of Consolidated Tangible Assets at any time outstanding;

          (5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.09(a) hereof or clauses (2), (3), (4), (5) or (14) of this Section 4.09(b);

          (6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

               (a) if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and

               (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company;

     will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

          (7) the issuance by any of the Company's Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

               (a) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

               (b) any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary of the Company;

     will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause
     (7);

          (8) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

          (9) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Section 4.09; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee shall be subordinated or pari passu to the same extent as the Indebtedness guaranteed;

          (10) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers' compensation claims, self-insurance obligations, bankers' acceptances, performance and surety bonds, completion guarantees or similar arrangements in the ordinary course of business;

          (11) the incurrence by the Company of Indebtedness or Obligations represented by or incurred pursuant to the Environmental Indemnity Agreements;

          (12) Indebtedness of the Company or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, provided that such Indebtedness is satisfied within five Business Days of incurrence;

          (13) Indebtedness arising from agreements of the Company or a Restricted Subsidiary or any Parent Entity providing for indemnification, adjustment of purchase price, earn out or other similar Obligations, in each case, incurred or assumed in connection with the acquisition or Disposition of any business, assets or a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed 20% of the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with a Disposition; and

          (14) the incurrence by the Company or any of the Guarantors of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause
     (14), not to exceed $20.0 million.

          The Company will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being secured on a first or junior Lien basis.

          For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (14) above, or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence and will only be required to include the amount and type of such Indebtedness in one of the above clauses, although the Company may divide and classify an item of Indebtedness in more than one of the types of Indebtedness, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09. Indebtedness under Credit Facilities outstanding on the Issue Date will initially be deemed to have been incurred on the Issue Date in reliance on the exception provided by clause (1) of the definition of "Permitted Debt." The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of Equity Interests as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of the Company as accrued. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

          The amount of any Indebtedness outstanding as of any date will be:

          (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

          (2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

          (3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

          (A) the Fair Market Value of such assets at the date of determination, and

          (B)  the amount of the Indebtedness of the other Person.

          Section 4.10 Asset Sales. The Parent Entity and the Company will not, and the Company will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1) the Company (or the Restricted Subsidiary or the Parent Entity, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

          (2) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary or Parent Entity is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

               (A) any liabilities that would be classified as a liability on a balance sheet prepared in accordance with GAAP of the Company or any Restricted Subsidiary or Parent Entity (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets that releases the Company or such Restricted Subsidiary or Parent Entity from further liability;

               (B) any securities, notes or other Obligations received by the Company or any such Restricted Subsidiary or Parent Entity from such transferee that are within 90 days, converted by the Company or such Restricted Subsidiary or Parent Entity into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion; and

               (C) any stock or assets of the kind referred to in clauses (2) or (4) of the next paragraph of this Section 4.10.

          Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary or the Parent Entity, as the case may be) may apply (or cause to be applied) such Net Proceeds at its option:

          (1) to repay Indebtedness (i) on First Priority Lien Obligations (and, if the Indebtedness or Obligation repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto) or (ii) Pari Passu Indebtedness (provided that if the Company or any Guarantor shall so reduce Obligations under Pari Passu Indebtedness which, in the case of an Asset Sale involving Collateral, shall be secured pursuant to clause 6(B) of the definition of "Permitted Liens" (other than any First Priority Lien Obligation), the Company will equally and ratably reduce Obligations under the Notes by making an offer (in accordance with the procedures set forth in Section 3.09 hereof and in this Section 4.10 for an Asset Sale Offer) to all Holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, the pro rata principal amount of Notes) or (iii) except in the case of an Asset Sale involving Collateral, Indebtedness of a Restricted Subsidiary that is not a Guarantor;

          (2) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Company;

          (3)  to make Capital Expenditures; or

          (4) to acquire or make capitalized repairs to other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business,

or enter into a binding commitment regarding clauses (2), (3) or (4) above, provided that such binding commitment shall be treated as a permitted application of Net Proceeds from the date of such commitment until the earlier of (x) the date on which such acquisition or expenditure is consummated and
(y) the 180th day following the expiration of the aforementioned 365 day period. If such acquisition or expenditure is not consummated on or before such 180th day and the Company or such Restricted Subsidiary shall not have applied such Net Proceeds pursuant to clauses (1)-(4) of this paragraph on or before such 180th day, such commitment shall be deemed not to have been a permitted application of Net Proceeds.

          Notwithstanding the foregoing, neither the Company nor one or more of its Subsidiaries shall engage in an Asset Sale in which the purchaser or transferee is the Parent Entity.

          Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

          Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this Section 4.10 will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15.0 million, within ten days thereof, the Company will make an Asset Sale Offer to all Holders of Notes and all holders of Pari Passu Indebtedness containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets in accordance with Section 3.09 hereof to purchase the maximum principal amount of Notes and such other Pari Passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest to the date of purchase and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other Pari Passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other Pari Passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

          The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of
Section 3.09 hereof or this Section 4.10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.09 hereof or this Section 4.10 by virtue of such compliance.

          Section 4.11 Transactions with Affiliates. (a) The Parent Entity and the Company will not, and the Company will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each an "Affiliate Transaction"), unless:

          (1) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary or Parent Entity, taken as a whole, than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary or such Parent Entity with an unrelated Person; and

          (2)  the Company delivers to the Trustee:

               (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) of this Section 4.11(a) and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

               (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

          (b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof:

          (1) any employment, termination protection, deferred compensation, incentive, non-competition, consulting, benefit, indemnification or similar agreement or plan entered into by the Company or any of its Restricted Subsidiaries or the Parent Entity in the ordinary course of business with officers, directors or employees of the Company, such Restricted Subsidiary or such Parent Entity;

          (2) transactions (including a merger otherwise in compliance with the terms hereof) between or among the Parent Entity, the Company and one or more of the Company's Restricted Subsidiaries;

          (3) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, or is under common control with, such Person;

          (4) payment of reasonable compensation (including equity-based compensation) and expense reimbursement to members of the Board of Directors who are not otherwise Affiliates of the Company;

          (5) any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company;

          (6) Restricted Payments or Permitted Investments that do not violate the provisions of Section 4.07 hereof;

          (7) loans or advances to employees in the ordinary course of business not to exceed $2.0 million in the aggregate at any one time outstanding;

          (8) the repurchase by the Parent Entity, or the issuance by the Parent Entity, of shares of its Capital Stock, from or to the ESOP, as the case may be, pursuant to the terms of the ESOP Documentation, not otherwise prohibited by this Indenture; and

          (9)  amendments to the ESOP that do not violate the provisions of
     Section 4.16 hereof.

          Section 4.12 Liens. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens (excluding clause (2) of the definition thereof)) upon any of their property or assets constituting Collateral. The Company will not and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired (other than Collateral), unless all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the Obligations so secured until such time as such Obligations are no longer secured by a Lien.

          Section 4.13 Business Activities. The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

          The Company will not permit the Parent Entity to conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to their direct or indirect ownership of the Capital Stock of each other or of the Company (including matters related to the ESOP) and those actions required to be taken under intercompany Indebtedness, Guarantees permitted by this Indenture, the Security Documents, the Environmental Indemnity Agreements and the Credit Enhancement.

          Section 4.14 Corporate Existence. Subject to Article V hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

          (1) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

          (2) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

          Section 4.15 Offer to Repurchase Upon Change of Control. (a) Upon the occurrence of a Change of Control, the Company will make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest on the Notes repurchased to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

          (1)  that the Change of Control Offer is being made pursuant to this
     Section 4.15 and that all Notes tendered will be accepted for payment;

          (2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

          (3)  that any Note not tendered will continue to accrue interest;

          (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

          (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

          (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

          (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

          The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue of such compliance.

          (b) On the Change of Control Payment Date, the Company will, to the extent lawful:

          (1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

          (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

          (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

          The Paying Agent will promptly mail (but in any case not later than five days after the Change of Control Payment Date) to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $1,000 or an integral multiple of $1,000. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          (c) Notwithstanding anything to the contrary in this Section 4.15, the Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this
Section 4.15 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price.

          Section 4.16 Amendment of Fox River Indemnity Arrangements, Security Holders Agreements or ESOP Documentation. Without the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, the Company and the Parent Entity will not amend, supplement or otherwise modify, or permit the amendment, supplement or modification of (pursuant to a waiver, endorsement or otherwise):

          (a) the terms and conditions of the Fox River Indemnity Arrangements in a manner that is materially adverse to the Holders of the Notes;

          (b) the terms and conditions of the Security Holders Agreements in a manner that is materially adverse to the Holders of the Notes; or

          (c) the ESOP Documentation relating to the ESOP Component in a manner that is materially adverse to the Holders of the Notes; provided, however, that certain administrative, non-economic and other terms of the ESOP Documentation relating to the ESOP Component (not including the following provisions as they relate to the ESOP Component: (i) contributions to the ESOP (Article III of the ESOP), (ii) distributions to participants (Article VII of the ESOP),
(iii) amendment or termination of the ESOP (Articles IX and X of the ESOP),
(iv) eligibility (Section 2.1(d) of the ESOP), (v) the allowable amount of a participant's Savings Percentage (as defined in the ESOP) (Section 2.2(a) of the ESOP), (vi) leased employees (Section 2.6 of the ESOP), (vii) the vesting schedule relating to specific accounts (Section 4.2 of the ESOP), (viii) special vesting rules (Section 4.3 of the ESOP), (ix) maximum amounts on annual additions (Section 5.4 of the ESOP), (x) limitation on deduction (Section 5.5 of the ESOP), (xi) the trust fund (Section 6.1 of the ESOP), (xii) diversification of ESOP accounts (Section 6.5 of the ESOP), (xiii) adjustment of ESOP accounts (Section 6.9(d) of the ESOP) and definitions related to items (i) through (xiii) of this subsection (c) as they relate to the ESOP Component) may be amended with the consent of the Trustee upon receipt of an Officers' Certificate and an Opinion of Counsel, to the general effect that the proposed amendment is not adverse to the Parent Entity or the Company, and an opinion of an ESOP consultant, to the general effect that the proposed amendment will not accelerate the timing or amount of the Parent Entity's obligations to repurchase common stock from employees terminating their participation in the ESOP Component.

          Notwithstanding anything to the contrary contained in the paragraph above in this Section 4.16(c), amendments, supplements or other modifications of the ESOP Documentation shall be permitted so long as the Board of Directors or an Officer of the Company determines in good faith on, or within five Business Days of, the date the respective amendment, supplement or modification becomes effective, that the respective such amendment, supplement or modification is not reasonably likely to result in a material adverse change in the business, financial condition or results of operations of the Company and its Subsidiaries taken as whole.

          Section 4.17 Limitation on Sale and Leaseback Transactions. The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

          (1) the Company or that Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under Section 4.09 hereof and (b) incurred a Lien to secure such Indebtedness pursuant to the provisions of Section 4.12 hereof;

          (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value, as determined in good faith by the Board of Directors of the Company and set forth in an Officers' Certificate delivered to the Trustee, of the property that is the subject of that sale and leaseback transaction; and

          (3) the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.10 hereof.

          Section 4.18 Payments for Consent. The Parent Entity and the Company will not, and the Company will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

          Section 4.19 Additional Note Guarantees. In the event that:

          (1) the Company or any of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary after the Issue Date;

          (2) the Parent Entity acquires or creates another entity having a direct or indirect ownership interest in the Company after the Issue Date; or

          (3) PDC Capital Corporation (A) owns any assets other than nominal assets and its common stock ownership of AWA Bermuda after the Issue Date and (B) is not prohibited from guaranteeing the Notes by any applicable law, regulation or contractual restriction at such time, then, in each case, such newly acquired or created Restricted Subsidiary, such newly acquired or created entity having a direct or indirect ownership interest in the Company or PDC Capital Corporation, as the case may be, will: (i) become a Guarantor and execute a supplemental indenture and an amendment, supplement or other instrument in respect of the Security Documents reasonably satisfactory to the Trustee and the Collateral Agent (if not then the Trustee) and deliver it to the Trustee under the Security Documents, and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Security Documents on the Collateral; and
     (ii) deliver an Opinion of Counsel relating to the foregoing reasonably satisfactory to the Trustee within 10 Business Days of the occurrence of any event described in clauses (1) through (3) of this Section 4.19; provided that any Restricted Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor and will not be subject to this
     Section 4.19 until such time as it ceases to be an Immaterial Subsidiary.

          Section 4.20 Designation of Restricted and Unrestricted Subsidiaries. The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under
Section 4.07 hereof or under one or more clauses of the definition of "Permitted Investments," as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an "Unrestricted Subsidiary." The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

          Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

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          Section 4.21 Mandatory Payment in Kind upon Change in Ownership.
(a) In the event that:

          (1) the ESOP ceases to Beneficially Own 100% of the common stock of the Parent Entity or the Parent Entity ceases to Beneficially Own 100% of the common stock of the Company;

          (2) the ESOP ceases to have all voting power in respect of the Parent Entity or the Parent Entity ceases to have all voting power in respect of the Company;

          (3) the ESOP transfers any of its economic interest in the Parent Entity or the Parent Entity transfers any of its economic interest in the Company; or

          (4)  the ESOP is terminated;

then, the Company will make a one-time payment in respect of the Notes to the Holders thereof in the form of an additional payment of Notes (the "PIK Notes") in an amount equal to 11.25% of the principal amount of the Notes then outstanding (the "Payment in Kind"); provided that the foregoing will not apply and will be of no further force or effect following the first payment of the Payment in Kind; provided further, that the foregoing will not apply if (A) any event described in clauses (1) through (4) of this Section 4.21(a) occurs on or prior to March 15, 2011 and (B) the Company redeems the Notes in accordance with
Section 3.07(b) hereof.

          The Company will promptly notify the Trustee in writing of the first occurrence of any event described above in clauses (1) through (4) of this
Section 4.21(a). Such written notice will specify a record date that is no more than five Business Days after the date of such written notice (the "PIK Record Date") and a payment date that is no more than 30 days after the date of such written notice (the "PIK Payment Date"). Pursuant to the terms of this Section 4.21, the PIK Notes will be issued on the PIK Payment Date in satisfaction of the Payment in Kind.

          (b) If, pursuant to the terms of this Section 4.21, any Holder is entitled to receive PIK Notes in a principal amount that is not an integral multiple of $1,000, the Company will reduce the principal amount of the PIK Notes issued to such Holder to the nearest multiple of $1,000 and provide to such Holder in lieu thereof a cash payment equal to the principal amount by which such Holder's PIK Notes are reduced. For the avoidance of doubt, in no event will any specified Holder be entitled to receive a cash payment in excess of $999.99 pursuant to this clause (b).

          Section 4.22 Amendment of Security Documents. The Company will not amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, the Security Documents in any way that would be adverse to the Holders of the Notes in any material respect, except as permitted by this Indenture or the Security Documents.

          Section 4.23 Impairment of Security Interest. Subject to the rights of the holders of Permitted Liens, the Company will not, and will not permit any of its Restricted Subsidiaries to, take or knowingly or negligently omit to take, any action that would or could reasonably be expected to have the result of materially impairing the security interest with respect to the

Collateral for the benefit of the Collateral Agent on behalf of the Holders of the Notes, subject to limited exceptions provided in the Security Documents.

          Section 4.24 After-Acquired Property. Upon the acquisition by the Company or any Guarantor of any First Priority After-Acquired Property (or, if there are no First Priority Lien Obligations at such time of acquisition, of any property or asset of the kind required to secure the Notes under the Security Documents, or in the case of real property, of the kind included in the initial Collateral (collectively, "Equivalent Property")), the Company or such Guarantor shall execute and deliver such Mortgages, security instruments, financing statements and certificates and opinions of counsel as shall be reasonably necessary to vest in the Collateral Agent for the benefit of the Holders a perfected security interest, subject only to Permitted Liens, in such First Priority After-Acquired Property (or Equivalent Property) and to have such First Priority After-Acquired Property (or Equivalent Property) added to the Collateral, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such First Priority After-Acquired Property (or Equivalent Property) to the same extent and with the same force and effect; provided, however, that if granting such security interest in such First Priority After-Acquired Property (or Equivalent Property) requires the consent of a third party, the Company will use commercially reasonable efforts to obtain such consent with respect to the security interest for the benefit of the Collateral Agent on behalf of the Holders of the Notes; provided further, however, that if such third party does not consent to the granting of such security interest after the use of such commercially reasonable efforts, the Company or such Guarantor, as the case may be, will not be required to provide such security interest.

                                    ARTICLE V

                                   Successors

          Section 5.01 Merger, Consolidation, or Sale of Assets. The Company shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise Dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

          (1)  either:

               (A)  the Company is the surviving corporation; or

               (B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other Disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

          (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other Disposition has been made assumes all the Obligations of the

     Company under the Security Documents, the Notes and this Indenture pursuant to agreements reasonably satisfactory to the Trustee;

          (3) immediately after such transaction, no Default or Event of Default exists;

          (4) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other Disposition has been made, will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Bank Consolidated First Lien Leverage Ratio, Bank Consolidated Leverage Ratio and Bank Consolidated Interest Coverage Ratio tests set forth in Section 4.09(a) hereof; and

          (5) all rights afforded to the Company or the Parent Entity by the Environmental Indemnity Agreements are effectively assigned, in full, to the Person formed by or surviving any such consolidation or merger (if other than the Company or the Parent Entity) or the Person to which such sale, assignment, transfer, conveyance or other Disposition has been made pursuant to agreements reasonably satisfactory to the Trustee.

          In addition, the Company may not, directly or indirectly, lease all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person, and the Parent Entity will not consolidate or merge with any entity other than another Parent Entity and will not permit any merger by any future Parent Entity unless and until the conditions set forth in clauses (1) through
(5) above have been satisfied.

          This Section 5.01 will not apply to:

          (A) a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction; or

          (B) any consolidation or merger or any sale, assignment, transfer, conveyance, lease or other Disposition of assets between or among the Company and its Restricted Subsidiaries.

          Section 5.02 Successor Corporation Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other Disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other Disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets in a transaction that is subject to, and that complies with the provisions of,
Section 5.01 hereof.

                                   ARTICLE VI

                              Defaults and Remedies

          Section 6.01 Events of Default. Each of the following is an "Event of Default":

          (1) default for 30 days in the payment when due of interest on the Notes;

          (2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes;

          (3) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Sections 4.10, 4.15, 4.16 or 5.01 hereof;

          (4) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Sections 4.07 and 4.09 hereof for 30 days after notice by the Trustee to comply with such provisions;

          (5) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in this Indenture;

          (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

               (A) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

               (B) results in the acceleration of such Indebtedness prior to its express maturity,

     and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

          (7) failure by the Company or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of

     $15.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

          (8) the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

               (A)  commences a voluntary case;

               (B) consents to the entry of an order for relief against it in an involuntary case;

               (C) consents to the appointment of a custodian of it or for all or substantially all of its property;

               (D)  makes a general assignment for the benefit of its creditors;
          or

               (E)  generally is not paying its debts as they become due;

          (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case;

               (B) appoints a custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; or

               (C) orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary;

     and the order or decree remains undischarged, unstayed or unremedied and in effect for 60 consecutive days;

          (10) except as permitted by this Indenture, any Note Guarantee of a Guarantor that is a Significant Subsidiary or a group of Guarantors that, taken as a whole would constitute a Significant Subsidiary, shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any

     Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any Guarantor that is a Significant Subsidiary, denies or disaffirms its Obligations under its Note Guarantee;

          (11) the Environmental Indemnity Agreements or the Credit Enhancement are terminated, held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason (except in accordance with the terms thereof) to be in full force and effect or any party thereto, or any Person acting on behalf of any party thereto, shall deny or disaffirm in writing its Obligations under either the Environmental Indemnity Agreements or the Credit Enhancement;

          (12) unless all of the Collateral has been released as security for the Notes in accordance with the provisions of the Security Documents with respect to the Notes, the Liens securing the Notes and the Note Guarantees on all or substantially all of the Collateral cease to be valid or enforceable and such Default continues for 60 days, or the Company or any Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable and, in the case of any such Person that is a Subsidiary of the Parent Entity or the Company, the Parent Entity or the Company fails to cause such Subsidiary to rescind such assertions within 60 days after the Parent Entity or the Company has actual knowledge of such assertions; and

          (13) the failure by the Company or any Guarantor to comply for 60 days after notice by the Trustee with its other agreements contained in the Security Documents, except for a failure that would not be material to the Holders of the Notes and would not materially affect the value of the Collateral taken as a whole.

          Section 6.02 Acceleration. In the case of an Event of Default specified in clauses (8) or (9) of Section 6.01 hereof, with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately.

          The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, rescind an acceleration and its consequences, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium, if any, that has become due solely because of the acceleration) have been cured or waived.

          Section 6.03 Other Remedies. Subject to the terms of the Intercreditor Agreement, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a
Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

          Section 6.04 Waiver of Past Defaults. Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

          Section 6.05 Control by Majority. Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

          Section 6.06 Limitation on Suits. A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

          (1) such Holder gives to the Trustee written notice that an Event of Default is continuing;

          (2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

          (5) during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

          A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

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          Section 6.07 Rights of Holders of Notes to Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

          Section 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, on overdue interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          Section 6.09 Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          Section 6.10 Priorities. Any money or other property collected by the Trustee pursuant to this Article VI, or otherwise distributable in respect of the Company's obligations under this Indenture shall be paid in the following order:

          First: to the Trustee and Collateral Agent, and their respective agents and attorneys for amounts due the Trustee under Section 7.07 hereof and the applicable Security Documents, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the Collateral Agent, and the costs and expenses of collection;

          Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

          Third: to the Company or the applicable Guarantor, as the case may be, their respective successors or assigns, or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

          The Trustee may, upon written notice to the Company, fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

          Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

                                   ARTICLE VII

                                     Trustee

          Section 7.01 Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b)  Except during the continuance of an Event of Default:

          (1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1)  this clause (c) does not limit the effect of clause (b) of this
     Section 7.01;

          (2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section 7.01.

          (e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

          (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) The Trustee agrees to accept and act upon facsimile or electronic transmission (including Adobe Acrobat format) of documents hereunder, it being understood that originals of such documents shall be provided to the Trustee in a timely manner.

          Section 7.02 Rights of Trustee. (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee may act through its attorneys, accountants, experts and such other professionals as the Trustee deems necessary, advisable or appropriate and shall not be responsible for the misconduct or negligence of any attorney, accountant, expert or other such professional appointed with due care.

          (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture, including, without limitation, any action it takes or omits to take in good faith pursuant to and in accordance with Section 9.02 hereof; provided that any such action or omission does not constitute willful misconduct or negligence.

          (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes will be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company, and any resolution of the Board of Directors shall be sufficient if evidenced by a copy of such resolution certified by an Officers' Certificate to have been duly adopted and in full force and effect on the date thereof.

          (g) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to the Trustee against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

          (h) Except with respect to Section 4.01, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article IV. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Section 4.01, 6.01(1) or 6.01(2) or (ii) any Default or Event of Default of which a Responsible Officer of the Trustee shall have received written notice thereof in accordance with Section 12.02 hereof, and such notice references the Notes and this Indenture.

          (i) Delivery of reports, information and documents to the Trustee under Section 4.03 is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates). The Trustee is under no duty to examine such reports, information or documents to ensure compliance with the provisions of this Indenture or to ascertain the correctness or otherwise of the information or the statements contained therein. The Trustee is entitled to assume such compliance and correctness unless a Responsible Officer of the Trustee is informed in writing otherwise. With respect to Section 4.04, except with respect to receipt of payments of interest and principal on the Notes required under this Indenture and any Default or Event of Default information contained in the Officers' Certificate delivered to it pursuant to Section 4.04, the Trustee shall have no duty to review, ascertain or confirm the Company's compliance with, or the breach of any covenant made in this Indenture.

          (j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder.

          (k) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

          Section 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and
7.11 hereof.

          Section 7.04 Trustee's Disclaimer. The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

          Section 7.05 Notice of Defaults. If a Default or Event of Default occurs and is continuing and the Trustee has received written notice thereof, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

          Section 7.06 Reports by Trustee to Holders of the Notes. (a) Within 60 days after each September 15 beginning with September 15, 2010, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA Section 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA Section 313(c).

          (b) A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company will promptly notify the Trustee when the Notes are listed on any stock exchange.

          Section 7.07 Compensation and Indemnity. (a) The Company will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services, except any such disbursement, advance or expense as may be attributable to the Trustee's misconduct, negligence or bad faith. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          (b) The Company and the Guarantors will indemnify and hold harmless the Trustee and its officers, directors, employees and agents against any and all losses, liabilities or expenses incurred by it or them arising out of or in connection with the acceptance or administration of the Trustee's duties under this Indenture, including, without limitation, all losses, liabilities or expenses incurred by the Trustee, as Collateral Agent, arising out of or in connection with the presence, disposal or release of any Hazardous Materials in or on any of the Collateral and the reasonable costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself or themselves against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the acceptance or administration of this Indenture or the exercise or performance of any of the Trustee's powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its or any of their negligence or willful misconduct. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor will defend the claim and the Trustee will, and will cause its officers, directors, employees and agents to, cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld. For purposes of this Section 7.07(b), "Hazardous Materials" means any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials as defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), the Hazardous Materials Transportation Act of 1975, as amended (49 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901, et seq.), and in the regulations adopted and publications promulgated pursuant thereto, or in any other applicable federal, state or local environmental law, ordinance, rule or regulation.

          (c)  The obligations of the Company and the Guarantors under this
Section 7.07 will survive the satisfaction and discharge of this Indenture.

          (d) To secure the Company's and the Guarantors' payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

          (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or (9) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

          (f) The Trustee will comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

          Section 7.08 Replacement of Trustee. (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this
Section 7.08.

          (b) The Trustee may, upon 30 days' written notice to the Company, resign and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

          (1)  the Trustee fails to comply with Section 7.10 hereof;

          (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (3) a custodian or public officer takes charge of the Trustee or its property; or

          (4)  the Trustee becomes incapable of acting.

          (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

          Section 7.09 Successor Trustee by Merger, etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the successor corporation without any further act will be the successor Trustee.

          Section 7.10 Eligibility; Disqualification. There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

          This Indenture will always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

          Section 7.11 Preferential Collection of Claims Against Company. The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                  ARTICLE VIII

                    Legal Defeasance and Covenant Defeasance

          Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance. The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, and at any time, elect to have either Section 8.02 or 8.03 hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

          Section 8.02 Legal Defeasance and Discharge. Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) of this Section 8.02, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the

Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

          (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

          (2)  the Company's Obligations with respect to such Notes under
     Article II (other than Section 2.12) and Section 4.02 hereof;


          (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's and the Guarantors' Obligations in connection therewith; and

          (4)  this Article VIII.

          Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

          Section 8.03 Covenant Defeasance. Upon the Company's exercise under
Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their Obligations under the covenants contained in Sections 3.09, 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21, 4.22, 4.23, 4.24 and
5.01 and Article XIII hereof and the covenants contained in the Security Documents with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, "Covenant Defeasance"), and the Notes will thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. Upon the Company's exercise under Section
8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, clauses (3),
(4), (5), (6), (7), (10), (11), (12) and (13) of Section 6.01 hereof will not constitute Events of Default.

          Section 8.04 Conditions to Legal or Covenant Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance under either Section
8.02 or 8.03 hereof:

          (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized independent investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium, if any, and interest on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

          (2) in the case of an election under Section 8.02 hereof, the Company must deliver to the Trustee an Opinion of Counsel confirming that:

               (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

               (B) since the Issue Date, there has been a change in the applicable federal income tax law,

     in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3) in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or the granting of any Lien to secure such borrowing) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

          (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (6) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

          (7) the Company must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

          The Collateral will be released from the Liens securing the Notes and the Note Guarantees, as provided under Article XIII hereof, upon a Legal Defeasance or Covenant Defeasance in accordance with the provisions of this Article described above.

          Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

          Notwithstanding anything in this Article VIII to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

          Section 8.06 Repayment to Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

          Section 8.07 Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantors' Obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section
8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on, any Note following the reinstatement of its Obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE IX

                        Amendment, Supplement and Waiver

          Section 9.01 Without Consent of Holders of Notes. Notwithstanding
Section 9.02 hereof, without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee may, to the extent any such change would not adversely affect the Holders of Notes, amend or supplement this Indenture, the Notes, the Note Guarantees, the Security Documents or the Intercreditor
Agreement:

          (1)  to cure any ambiguity, defect or inconsistency;

          (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (3) to provide for the assumption of the Company's or a Guarantor's Obligations to the Holders of the Notes and Note Guarantees in the case of a merger or consolidation or sale of substantially all of the Company's or such Guarantor's assets, as applicable;

          (4) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder;

          (5) to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

          (6) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the Issue Date;

          (7) to allow any Guarantor to execute a supplemental indenture (including, without limitation, to evidence its Note Guarantee) with respect to the Notes or to release any Guarantor from its Note Guarantee as provided or permitted by the terms hereof;

          (8) to provide for the acceptance of appointment under this Indenture of a successor Trustee with respect to the Notes issued hereunder; or

          (9) to make, complete or confirm any Note Guarantee or any grant of Collateral permitted or required by this Indenture (including, without limitation, to provide for pari passu Liens permitted pursuant to sub-clause (b)(ii) of the proviso in clause (6) of the definition of "Permitted Liens") or any of the Security Documents or any discharge or release of any Note Guarantee or any Collateral that is permitted by this Indenture or any of the Security Documents.

          Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

          Section 9.02 With Consent of Holders of Notes. Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including, without limitation, Section 3.09, 4.10 and 4.15 hereof), the Notes, the Note Guarantees and the Security Documents with the consent of the Holders of at least a majority in aggregate principal amount of the Notes (including, without limitation, Additional Notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be "outstanding" for purposes of this
Section 9.02.

          Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

          It is not necessary for the consent of the Holders of Notes under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company and the Guarantors with any provision of this Indenture, the Notes or the Note Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

          (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (2) reduce the principal of or change the fixed maturity of any Note or alter any of the provisions with respect to the redemption of the Notes (except as provided above with respect to Sections 3.09, 4.10 and 4.15 hereof);

          (3) reduce the rate of or change the time for payment of interest, including defaulted interest, on any Note;

          (4) waive a Default or Event of Default in the payment of principal of, or premium, if any, or interest on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

          (5) make any Note payable in money other than that stated in the Notes;

          (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on, the Notes;

          (7) waive a redemption payment with respect to any Note (other than a payment required by Sections 3.09, 4.10 or 4.15 hereof);

          (8) release any Guarantor from any of its Obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture;

          (9) make any change in the provisions in the Intercreditor Agreement, the Security Documents or this Indenture relating to the application of proceeds of Collateral that would adversely affect the Holders of the Notes; or

          (10) make any change in the preceding amendment and waiver provisions.

In addition, any amendment to, or waiver of, any provision of this Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes and the Note Guarantees will require the consent of the Holders of at least 662/3% in aggregate principal amount of the Notes then outstanding.

          Section 9.03 Compliance with Trust Indenture Act. Every amendment or supplement to this Indenture or the Notes will be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

          Section 9.04 Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

          Section 9.05 Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

          Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

          Section 9.06 Trustee to Sign Amendments, etc. The Trustee (or Collateral Agent, as applicable) will sign any amended or supplemental indenture authorized pursuant to this Article IX (or any amendments under the Security Documents duly authorized thereunder) if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee (or the Collateral Agent, as the case may be). The Company may not sign an amended or supplemental indenture until the Board of Directors of the Company approves it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section
12.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture (and the Security Documents, if applicable).

                                    ARTICLE X

                                 Note Guarantees

          Section 10.01 Guarantee. (a) Subject to this Article X, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

          (1) the principal of, premium, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

          (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

          Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

          (b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

          (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

          (d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

          Section 10.02 Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this
Article X, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

          Section 10.03 Execution and Delivery of Note Guarantee. Each Guarantor hereby agrees that its execution and delivery of this Indenture or, if applicable, any supplemental indenture pursuant to Section 4.19 hereof and this
Section 10.03 shall evidence its Note Guarantee set forth in Section 10.01 hereof without the need for notation on the Notes. In the event that the Company or any of its Restricted Subsidiaries creates or acquires any Domestic Subsidiary after the Issue Date, if required by Section 4.19 hereof, the Company will cause such Domestic Subsidiary to comply with the provisions of Section
4.19 hereof and this Article X, to the extent applicable.

          Section 10.04 Guarantors May Consolidate, etc., on Certain Terms. Except as otherwise provided in Section 10.05 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

          (1) immediately after giving effect to such transaction, no Default or Event of Default exists; and

          (2)  either:

               (a) subject to Section 10.05 hereof, the Person acquiring the property in any such Disposition or the Person formed by or surviving any such consolidation or merger assumes all the Obligations of that Guarantor under (i) this Indenture and its Note Guarantee on the terms set forth herein or therein, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee and the Collateral Agent and (ii) the Security Documents to which that Guarantor was a party by amendment, supplement or other instrument reasonably satisfactory to the Trustee and the Collateral Agent, and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Security Documents on the Collateral owned by or transferred to the surviving entity; or

               (b) the Net Proceeds of such Disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation, Section 4.10 hereof; and

          (3) if the Guarantor is a party to the Environmental Indemnity Agreements, all rights afforded to such Guarantor under the Environmental Indemnity Agreements are effectively assigned in full to the Person formed by or surviving any consolidation or merger (if other than the Company or another Guarantor) or the Person to which such sale, assignment, transfer, conveyance or other Disposition has been made, pursuant to agreements reasonably satisfactory to the Trustee.

          In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. All Note Guarantees so evidenced will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been executed at the Issue Date.

          Except as set forth in Articles IV and V hereof, and notwithstanding clauses 2(a) and (b) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

          Section 10.05 Releases. (a) In the event of any Disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a Disposition of all of the Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) the Company or a Restricted Subsidiary of the Company, then such Guarantor (in the event of a Disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the Person acquiring the property (in the event of a Disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Note Guarantee; provided that the Net Proceeds of such Disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation Section 4.10 hereof.

          (b) Upon designation of any Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture, such Guarantor will be released and relieved of any obligations under its Note Guarantee.

          (c) Upon Legal Defeasance in accordance with Article VIII hereof or satisfaction and discharge of this Indenture in accordance with Article XI hereof, each Guarantor will be released and relieved of any obligations under its Note Guarantee.

          (d) Upon the release of any Guarantor from its guarantee of, and all pledges and security interests granted in connection with, the Credit Agreement and any other Indebtedness of the Company or any Restricted Subsidiary of the Company, which result in the obligation of such Guarantor to guarantee the Notes, then such Guarantor will be released and relieved of any obligations under its Note Guarantee.

          (e) If any Guarantor ceases to be a Subsidiary of the Company as a result of any foreclosure of any pledge or security interest securing First Priority Lien Obligations, such Guarantor will be released and relieved of any obligations under its Note Guarantee, provided that the proceeds of such foreclosure have been applied in accordance with the provisions of this Indenture, the Security Documents and the Intercreditor Agreement.

          (f) Upon the release of any Guarantor from its Note Guarantee with the consent of the Holders of the requisite percentage of Notes in accordance with Article IX hereof, such Guarantor will be automatically released and relieved of any obligations under its Note Guarantee.

          At the Company's request and expense, the Trustee will execute and deliver any instrument evidencing the release of any Guarantor from its obligations under its Note Guarantee pursuant to clauses (a), (b), (c), (d), (e) and (f) of this Section 10.05; provided that, for any release of a Guarantor from its obligations under its Note Guarantee pursuant clause (a), the Company shall deliver to the Trustee an Officers' Certificate and an Opinion of Counsel to the effect that such Disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof.

          Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 10.05 will remain liable for the full amount of principal of and interest and premium, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this
Article X.

                                   ARTICLE XI

                           Satisfaction and Discharge

          Section 11.01 Satisfaction and Discharge. This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

          (1)  either:

               (a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

               (b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

          (2) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

          (3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

          (4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

          In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

          The Collateral will be released from the Liens securing the Notes and the Note Guarantees, as provided Article XIII hereof, upon a satisfaction and discharge in accordance with the provisions of this Article described above.

          Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause
(1) of this Section 11.01, the provisions of Sections 11.02 and 8.06 hereof will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

          Section 11.02 Application of Trust Money. Subject to the provisions of
Section 8.06 hereof, all money deposited with the Trustee pursuant to Section
11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

          If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                   ARTICLE XII

                                  Miscellaneous

          Section 12.01 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties will control.

          Section 12.02 Notices. Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others' address:

          if to the Company and/or any Guarantor:

               Appleton Papers Inc.
               825 East Wisconsin Avenue
               P.O. Box 359
               Appleton, WI 54912
               Facsimile No.: (920) 991-7256
               Attention: Chief Financial Officer

          if to the Trustee:

               U.S. Bank National Association
               60 Livingston Avenue
               St. Paul, MN 55107
               Facsimile No.: (651) 495-8097
               Attention: Corporate Trust Administration

          The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

          Section 12.03 Communication by Holders of Notes with Other Holders of Notes. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

          Section 12.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

          Section 12.05 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) must comply with the provisions of TIA Section 314(e) and must include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied;

provided that an issuer of an Opinion of Counsel may rely as to matters of fact on an Officers' Certificate or a certificate of a public official.

          Section 12.06 Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

          Section 12.07 No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any Obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

          Section 12.08 Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          Section 12.09 Waiver of Trial by Jury. EACH OF THE COMPANY, THE GUARANTORS, THE TRUSTEE AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          Section 12.10 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          Section 12.11 Successors. All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section
10.04 hereof.

          Section 12.12 Severability. In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

          Section 12.13 Counterpart Originals. The parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart will be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

          Section 12.14 Table of Contents, Headings, etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

                                  ARTICLE XIII

                             Collateral and Security

          Section 13.01 Security Interest. (a) To secure the due and punctual payment of the principal of, premium, if any, and interest on the Notes and amounts due hereunder and under the Note Guarantees and the Security Documents when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest, if any, on the Notes and the performance of all other Obligations of the Company and the Guarantors to the Holders, the Collateral Agent or the Trustee under this Indenture, the Notes, the Note Guarantees and the Security Documents, the Company and the Guarantors hereby covenant to cause the Security Documents (other than account control agreements for the Deposit Accounts and Securities Accounts, each as defined in the Security Agreement, which shall be executed in accordance with the terms thereunder) and the Intercreditor Agreement to be executed and delivered concurrently with this Indenture. Subject to the terms of the Intercreditor Agreement, the Security Documents shall provide for the grant by the Company and the Guarantors party thereto to the Collateral Agent of second-priority security interests (subject to Permitted Liens) in the respective assets that would constitute Collateral under the Security Documents.

          (b) Each Holder, by its acceptance of a Note, consents and agrees to the terms of the Intercreditor Agreement and each Security Document, as the same may be in effect or may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with their respective terms, and authorizes and directs the Collateral Agent to enter into this Indenture, the Security Documents and the Intercreditor Agreement and to perform its obligations and exercise its rights hereunder and thereunder in accordance herewith and therewith. The Company and the Parent Entity shall, and the Company shall cause each other Guarantor to, do or cause to be done all such actions and things as may be reasonably required by the provisions of the Security Documents or the Intercreditor Agreement, to assure and confirm to the Collateral Agent the security interests in the Collateral contemplated hereby and by the Security Documents, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture, the Notes, the Note Guarantees and the Security Documents secured hereby, according to the intent and purpose herein and therein expressed and, subject to the Intercreditor Agreement, including taking all commercially reasonable actions required to cause the Security Documents to create and maintain, as security for the Notes and the Note Guarantees, valid and enforceable, perfected (to the extent required in the Security Documents) security interests in and on all the Collateral, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons except as set forth in the Security Documents and the Intercreditor Agreement, and subject to no other Liens, in each case, except as expressly permitted or provided herein or therein.

          Section 13.02 Intercreditor Agreement. This Article XIII, the Security Agreement and the other Security Documents are subject to the terms, limitations and conditions set forth in the Intercreditor Agreement.

          Section 13.03 Collateral Agent. (a) Each Holder, by its acceptance of a Note, authorizes the Trustee to appoint the Collateral Agent. The Trustee hereby appoints the Collateral Agent and the Collateral Agent hereby accepts such appointment. The Collateral Agent shall be authorized to appoint co-collateral agents as necessary in its sole discretion. In the event the Trustee and the Collateral Agent shall at any time not be the same Person, the Collateral Agent shall take such actions under the Security Documents as are requested by the Trustee and as are not inconsistent with or contrary to the provisions of any Security Document or the Intercreditor Agreement. Except as otherwise explicitly provided herein or in the Security Documents, neither the Collateral Agent nor any of its respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof, except for its own willful misconduct or negligence. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own willful misconduct or negligence.

          (b) Each Holder, by its acceptance of a Note, authorizes and directs the Collateral Agent to (1) enter into the Security Documents and the Intercreditor Agreement, (2) bind the Holders of the Notes on the terms as set forth in the Security Documents and the Intercreditor Agreement and (3) perform and observe its obligations under the Security Documents and the Intercreditor Agreement.

          Section 13.04 Recording and Opinions. The Company shall furnish to the Collateral Agent and the Trustee (if the Trustee is not then the Collateral Agent) on or within one month after August 15 of each year, commencing August 15, 2010, an Opinion of Counsel either (A) stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of Liens under the Security Documents on Article 9 Collateral as necessary to maintain the perfection of such Liens, and reciting the details of such action or (B) stating that, in the Opinion of such Counsel, no such action is necessary to maintain the perfection of such Liens. For purposes of the foregoing, the term "Article 9 Collateral" means Collateral with respect to which a Lien thereon may be perfected by the filing of a UCC-1 financing statement pursuant to the Uniform Commercial Code as adopted in any applicable jurisdiction.

          Section 13.05 Specified Releases of Collateral.

          (a) Collateral securing the Notes may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents and the Intercreditor Agreement, or as provided hereby.

          (1) The Company and each Guarantor, as applicable, will be entitled to releases of property and other assets included in its Collateral from the Liens securing the Obligations under the Notes or the Note Guarantees under any one or more of the following circumstances:

               (A) to enable the Company or such Guarantor, as the case may be, to sell, exchange or otherwise Dispose of any of the Collateral to the extent not prohibited under Section 4.10 hereof;

               (B) if such Guarantor is released from its Note Guarantee in accordance with the terms of this Indenture; or

               (C) if required in accordance with the terms of the Intercreditor Agreement.

          (2) The Company and each Guarantor will be entitled to releases of assets included in the Collateral from the Liens securing the Obligations under this Indenture, the Notes, the Note Guarantees and the Security Documents with the consent of Holders in compliance with the amendment and waiver provisions of this Indenture as described under Section 9.02 hereof.

          (b) Upon receipt of an Officer's Certificate and Opinion of Counsel certifying that all conditions precedent under this Indenture, the Security Documents and the Intercreditor Agreement have been satisfied and any necessary or proper instruments of termination, satisfaction or release prepared by the Company or a Guarantor, as the case may be, the Collateral Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture, the Security Documents and the Intercreditor Agreement.

          Section 13.06 Release of Collateral upon Satisfaction or Defeasance of all Outstanding Obligations. The Liens on all Collateral securing the Notes and the Note Guarantees will be terminated and released upon (i) payment in full of the principal of, premium, if any, and accrued and unpaid interest on the Notes and all other Obligations under this Indenture, the Notes, the Note Guarantees and the Security Documents that are due and payable at or prior to the time such principal, premium, if any, and accrued and unpaid interest are paid (including pursuant to clause (ii) of this Section 13.06), (ii) a satisfaction and discharge of this

Indenture pursuant to Section 11.01 hereof and (iii) the occurrence of a Legal Defeasance or Covenant Defeasance pursuant to Section 8.02 or 8.03 hereof.

          Section 13.07 Purchaser Protected. In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article XIII to be sold be under any obligation to ascertain or inquire into the authority of the Company or the applicable Guarantor to make any such sale or other transfer.

          Section 13.08 Form and Sufficiency of Release. In the event that the Company or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that may be sold, exchanged or otherwise disposed of by the Company or such Guarantor, and the Company or such Guarantor requests the Trustee or the Collateral Agent to furnish a written disclaimer, release or quit-claim of any interest in such property under this Indenture and the Security Documents, the Collateral Agent or the Trustee, as applicable, shall execute, acknowledge and deliver to the Company or such Guarantor (in proper form) such an instrument (prepared by the Company or such Guarantor) promptly after satisfaction of the conditions set forth herein for delivery of any such release. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Collateral Agent or the Trustee, as the case may be, hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture or of the Collateral Agreements.

                            [Signature pages follow]

                                   SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                             APPLETON PAPERS INC.


                                             By: /s/ Thomas J. Ferree
                                                 -------------------------------
                                             Name:  Thomas J. Ferree
                                             Title: Chief Financial Officer


                                             PAPERWEIGHT DEVELOPMENT CORP., as
                                               a Guarantor


                                             By: /s/ Thomas J. Ferree
                                                 -------------------------------
                                             Name:  Thomas J. Ferree
                                             Title: Chief Financial Officer


                                             C & H PACKAGING COMPANY, INC., as a
                                               Guarantor


                                             By: /s/ Thomas J. Ferree
                                                 -------------------------------
                                             Name:  Thomas J. Ferree
                                             Title: Chief Financial Officer


                                             AMERICAN PLASTICS COMPANY, INC., as
                                               a Guarantor


                                             By: /s/ Thomas J. Ferree
                                                 -------------------------------
                                             Name:  Thomas J. Ferree
                                             Title: Chief Financial Officer


                                             NEW ENGLAND EXTRUSION INC., as a
                                               Guarantor


                                             By: /s/ Thomas J. Ferree
                                                 -------------------------------
                                             Name:  Thomas J. Ferree
                                             Title: Chief Financial Officer

                        Appleton Papers Inc. - Indenture

                                             U.S. BANK NATIONAL ASSOCIATION, as
                                               Trustee and as Collateral Agent


                                             By: /s/ Richard Prokosch
                                                 -------------------------------
                                             Name:  Richard Prokosch
                                             Title: Vice President

                        Appleton Papers Inc. - Indenture

                                                                      EXHIBIT A1

                             [Form of Face of Note]

     [Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

     [Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

     [Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provisions of the Indenture]

                                      A1-1

                                                              CUSIP [__________]
                                                               ISIN [__________]

                              APPLETON PAPERS INC.
                        11.25% SECOND LIEN NOTE DUE 2015

No. [144A][Reg. S]-[___]                                           $[__________]

     Appleton Papers Inc., a Delaware corporation (the "Company," which term includes any successor entity), for value received promises to pay to _________________ or its registered assigns, the principal sum of
_____________________ (or such principal amount as may be set forth in the records of the Trustee hereinafter referred to in accordance with the Indenture) on December 15, 2015, and to pay interest thereon as hereinafter set forth.

     Interest Payment Dates: June 15 and December 15

     Record Dates: June 1 and December 1

     Dated: [__________ __], 20[__]

     Reference is made to the further provisions of this Note contained on the reverse side of this Note, which will for all purposes have the same effect as if set forth at this place.

                                      A1-2

     IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

                                             APPLETON PAPERS INC.


                                             By:
                                                 -------------------------------
                                             Name:
                                             Title:

                                      A1-3

                      TRUSTEE CERTIFICATE OF AUTHENTICATION

This Note is one of the 11.25% Second Lien Notes due 2015 referred to in the within-mentioned Indenture.

                                             U.S. BANK NATIONAL ASSOCIATION, as
                                               Trustee


                                             By:
                                                 -------------------------------
                                             Name:
                                             Title:

Dated: [__________ __], 20[__]

                                      A1-4

                             [Form of Back of Note]
                        11.25% Second Lien Note due 2015

     Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. Interest. Appleton Papers Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 11.25% per annum from [__________ __], 20[__] until maturity. The Company will pay interest semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be [__________ __], 20[__]. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

          [Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.]

     2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change

                                      A1-5
any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     4. Indenture. The Company issued the Notes under an Indenture, dated as of September 30, 2009 (the "Indenture"), among the Company, the Guarantors, the Trustee and the Collateral Agent. This Note is one of a duly authorized issue of notes of the Company designated as its 11.25% Second Lien Notes due 2015. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. Sections 77aaa-77bbbb) (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

     5.   Optional Redemption.

          (a) The Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture (including the amount of PIK Notes, if any, applied as provided under Section 4.21 of the Indenture) at a redemption price of 105.625% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

          (1) at least 65% of the aggregate principal amount of Notes originally issued under the Indenture (excluding Notes held by the Company and its Subsidiaries but including the amount of PIK Notes, if any, applied as provided under Section 4.21 of the Indenture) remains outstanding immediately after the occurrence of such redemption; and

          (2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

          (b) At any time on or prior to March 15, 2011, the Company may redeem the Notes, in whole but not in part, upon not less than 30 nor more than 60 days' prior notice, at a redemption price of 122.50% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date; provided, however, that if prior to the date of such redemption, the Payment in Kind has been made pursuant to Section
4.21 of the Indenture, then the redemption price will be 111.25% of the principal amount, plus accrued and unpaid interest to the redemption date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

          (c) At any time after March 15, 2011, the Company may redeem the Notes, in whole but not in part, upon not less than 30 nor more than 60 days' prior notice, at a redemption price equal to the Make-Whole Price, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date. The notice of redemption with respect to the redemption described in this Section 5(c) need not set forth the Make-Whole Price but only the manner of calculation thereof. The Company will notify the Trustee of the Make-Whole Price with respect to any redemption promptly after the calculation and the Trustee shall not be responsible for such calculation.

                                      A1-6

          (d) Any redemption pursuant to this Section 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

     6. Mandatory Redemption. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

     7. Notice of Redemption. Subject to Section 3.03 of the Indenture, notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Article VIII or Article XI, respectively, of the Indenture. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption or purchase date, interest will cease to accrue on Notes or portions thereof called for redemption or purchase.

     8.   Offer to Purchase.

          (a) Upon the occurrence of a Change of Control, the Company will make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest on the Notes repurchased to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and setting forth the procedures governing the Change of Control Offer as required by the Indenture.

          (b) If the Parent Entity, the Company or any of the Company's Restricted Subsidiaries consummates an Asset Sale, within ten days of each date on which the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company will make an Asset Sale Offer to all Holders of Notes and all holders of Pari Passu Indebtedness containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets in accordance with Section 3.09 of the Indenture to purchase the maximum principal amount of Notes and such other Pari Passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest to the date of purchase and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other Pari Passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other Pari Passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have their respective Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" attached hereto.

                                      A1-7

     9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. Each of the Registrar and the Company need not exchange or register the transfer of (i) any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part, (ii) any Notes for a period of 15 days before a selection of Notes to be redeemed or (iii) any Notes during the period between a record date and the corresponding Interest Payment Date.

          [This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the Restricted Period and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article II of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.]

     10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

     11. Unclaimed Money. If any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request or, if then held by the Company, will be discharged from such trust. After any such payment, any Holder of a Note entitled to the money must look only to the Company and not the Trustee or Paying Agent for payment.

     12. Discharge and Defeasance. Subject to the conditions set forth in the Indenture, the Company and the Guarantors at any time shall be entitled to terminate some or all of their obligations under the Indenture and the Notes or the Note Guarantees, as applicable, if the Company deposits with the Trustee cash in U.S. dollars or Government Securities for the payment of the principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, as the case may be.

     13. Amendment, Supplement and Waiver. Subject to the exceptions set forth in the Indenture, the Indenture, the Notes, the Note Guarantees and the Security Documents may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes (including, without limitation, Additional Notes, if any) then outstanding voting as a single class. Without the consent of any Holder of Notes, to the extent any such change would not adversely affect the Holders of Notes, the Indenture, the Notes, the Note Guarantees, the Security Documents or the Intercreditor Agreement may be amended or supplemented (1) to cure any ambiguity, defect or inconsistency; (2) to provide for uncertificated Notes in addition to or in place of certificated Notes; (3) to provide for the assumption of the Company's or a Guarantor's Obligations to the

                                      A1-8

Holders of the Notes and Note Guarantees in the case of a merger or consolidation or sale of substantially all of the Company's or such Guarantor's assets, as applicable; (4) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any Holder; (5) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (6) to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture as of the Issue Date;
(7) to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Notes or to release any Guarantor from its Note Guarantee as provided or permitted by the terms of the Indenture;
(8) to provide for the acceptance of appointment under the Indenture of a successor Trustee with respect to the Notes issued under the Indenture; or (9) to make, complete or confirm any Note Guarantee or any grant of Collateral permitted or required by the Indenture (including, without limitation, to provide for pari passu Liens permitted pursuant to sub-clause (b)(ii) of the proviso in clause (6) of the definition of "Permitted Liens" set forth in
Section 1.01 of the Indenture) or any of the Security Documents or any discharge or release of any Note Guarantee or any Collateral that is permitted by the Indenture or any of the Security Documents.

          Any amendment to, or waiver of, any provision of the Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes and the Note Guarantees will require the consent of the Holders of at least 662/3% in aggregate principal amount of the Notes then outstanding.

     14.  Defaults and Remedies. Under the Indenture, Events of Default include
(1) default for 30 days in the payment when due of interest on the Notes; (2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes; (3) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Sections 4.10, 4.15, 4.16 or 5.01 of the Indenture; (4) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Sections 4.07 and
4.09 of the Indenture for 30 days after notice by the Trustee to comply with such provisions; (5) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in the Indenture; (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default: (A) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more; (7) failure by the Company or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $15.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (8) the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken

                                      A1-9
together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law: (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a custodian of it or for all or substantially all of its property, (D) makes a general assignment for the benefit of its creditors or
(E) generally is not paying its debts as they become due; (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(A) is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case, (B) appoints a custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or (C) orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, and the order or decree remains undischarged, unstayed or unremedied and in effect for 60 consecutive days;
(10) except as permitted by the Indenture, any Note Guarantee of a Guarantor that is a Significant Subsidiary or a group of Guarantors that, taken as a whole would constitute a Significant Subsidiary, shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any Guarantor that is a Significant Subsidiary, denies or disaffirms its Obligations under its Note Guarantee; (11) the Environmental Indemnity Agreements or the Credit Enhancement are terminated, held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason (except in accordance with the terms thereof) to be in full force and effect or any party thereto, or any Person acting on behalf of any party thereto, shall deny or disaffirm in writing its Obligations under either the Environmental Indemnity Agreements or the Credit Enhancement; (12) unless all of the Collateral has been released as security for the Notes in accordance with the provisions of the Security Documents with respect to the Notes, the Liens securing the Notes and the Note Guarantees on all or substantially all of the Collateral cease to be valid or enforceable and such Default continues for 60 days, or the Company or any Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable and, in the case of any such Person that is a Subsidiary of the Parent Entity or the Company, the Parent Entity or the Company fails to cause such Subsidiary to rescind such assertions within 60 days after the Parent Entity or the Company has actual knowledge of such assertions; and (13) the failure by the Company or any Guarantor to comply for 60 days after notice by the Trustee with its other agreements contained in the Security Documents, except for a failure that would not be material to the Holders of the Notes and would not materially affect the value of the Collateral taken as a whole.

          In the case of an Event of Default specified in clauses (8) and (9) of this Section 14, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately.

                                      A1-10

          Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to the limitations set forth in the Indenture, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of the principal of, premium, if any, or interest on, any Note) if and so long as a committee of its Responsible Officers determines in good faith that withholding the notice is in the interests of the Holders of the Notes. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of all of the Holders of the Notes, rescind an acceleration and its consequences, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium, if any, that has become due solely because of the acceleration) have been cured or waived (or waive an existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes). The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) are required to deliver to the Trustee annually an Officers' Certificate regarding compliance with the Indenture, and the Company is required upon any Officer becoming aware of any Default or Event of Default, to deliver to the Trustee an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

     15. No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any Obligations of the Company or the Guarantors under the Indenture, the Notes or the Note Guarantees or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

     16. Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     17. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the Indenture has been qualified under the TIA) or resign.

     18. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     19. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT
(= tenants by the entireties),

                                      A1-11

JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     20. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the correctness or accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     21. Guarantees. The payment of the principal of, premium, if any, and interest on the Notes, is unconditionally guaranteed, jointly and severally, by the Guarantors to the extent set forth in and subject to the provisions of the Indenture.

     22. Security. Subject to the terms of the Intercreditor Agreement, the Obligations of the Company and the Guarantors under the Notes and the Note Guarantees are secured by Liens on the Collateral pursuant to the terms of the Security Documents. The actions of the Trustee, the Collateral Agent and the Holders and the application of proceeds from the enforcement of any remedies with respect to such Collateral are limited pursuant to the terms of the Security Documents and the Intercreditor Agreement.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company at the following address:

     Appleton Papers Inc.
     825 East Wisconsin Avenue
     P.O. Box 359
     Appleton, WI 54912
     Attention: Chief Financial Officer

                                      A1-12

                                 ASSIGNMENT FORM

     To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: __________________________________
                                                (Insert assignee's legal name)
________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for it.

Date: ____________________

                       Your Signature:
                                       -----------------------------------------
                                       (Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:
                      --------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                      A1-13

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note purchased by the Company pursuant to
Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

                    [ ] Section 4.10        [ ] Section 4.15

     If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, state the amount you elect to have purchased:

                                  $___________

Date: ____________________

                       Your Signature:
                                       -----------------------------------------
                                       (Sign exactly as your name appears on the face of this Note)

                       Tax Identification No.: _________________________________

Signature Guarantee*:
                      --------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                      A1-14

                       SCHEDULE OF EXCHANGES OF INTERESTS
                  IN THE [REGULATION S TEMPORARY] GLOBAL NOTE*

     The initial outstanding principal amount of this Global Note is $______. The following exchanges of a part of this [Regulation S Temporary] Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this [Regulation S Temporary] Global Note, have been made:

                                                                Principal
                   Amount of              Amount of           Amount of this          Signature of
                  Decrease in            Increase in            Global Note            Authorised
                   Principal              Principal           Following such          Signatory of
  Date of       Amount of this         Amount of this           Decrease or            Trustee or
 Exchange         Global Note            Global Note             Increase              Custodian
----------   --------------------   --------------------   --------------------   --------------------


* This schedule should be included only if the Note is issued in global form.

                                      A1-15

                                                                      EXHIBIT A2

                      [Form of Face of AI Definitive Note]

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

          BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE
HOLDER: (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS SECURITY FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT),
(2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT
(A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (2)(D) OR 2(E) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

          AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.

                                      A2-1

                                                              CUSIP [__________]
                                                               ISIN [__________]

                              APPLETON PAPERS INC.
                        11.25% SECOND LIEN NOTE DUE 2015

No. AI-[___]                                                       $[__________]

     Appleton Papers Inc., a Delaware corporation (the "Company," which term includes any successor entity), for value received promises to pay to _________________ or its registered assigns, the principal sum of
_____________________ (or such principal amount as may be set forth in the records of the Trustee hereinafter referred to in accordance with the Indenture) on December 15, 2015, and to pay interest thereon as hereinafter set forth.

     Interest Payment Dates: June 15 and December 15

     Record Dates: June 1 and December 1

     Dated: [__________ __], 20[__]

     Reference is made to the further provisions of this Note contained on the reverse side of this Note, which will for all purposes have the same effect as if set forth at this place.

                                      A2-2

     IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

                                             APPLETON PAPERS INC.


                                             By:
                                                 -------------------------------
                                             Name:
                                             Title:

                                      A2-3

                      TRUSTEE CERTIFICATE OF AUTHENTICATION

This Note is one of the 11.25% Second Lien Notes due 2015 referred to in the within-mentioned Indenture.

                                             U.S. BANK NATIONAL ASSOCIATION, as
                                               Trustee


                                             By:
                                                 -------------------------------
                                             Name:
                                             Title:

Dated: [__________ __], 20[__]

                                      A2-4

                      [Form of Back of AI Definitive Note]
                        11.25% Second Lien Note due 2015

     Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. Interest. Appleton Papers Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 11.25% per annum from [__________ __], 20[__] until maturity. The Company will pay interest semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be [__________ __], 20[__]. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     4. Indenture. The Company issued the Notes under an Indenture, dated as of September 30, 2009 (the "Indenture"), among the Company, the Guarantors, the Trustee and the Collateral Agent. This Note is one of a duly authorized issue of notes of the Company designated as its 11.25% Second Lien Notes due 2015. The terms of the Notes include those

                                      A2-5
stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. Sections 77aaa-77bbbb) (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

     5.   Optional Redemption.

          (a) The Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture (including the amount of PIK Notes, if any, applied as provided under Section 4.21 of the Indenture) at a redemption price of 105.625% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

          (1) at least 65% of the aggregate principal amount of Notes originally issued under the Indenture (excluding Notes held by the Company and its Subsidiaries but including the amount of PIK Notes, if any, applied as provided under Section 4.21 of the Indenture) remains outstanding immediately after the occurrence of such redemption; and

          (2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

          (b) At any time on or prior to March 15, 2011, the Company may redeem the Notes, in whole but not in part, upon not less than 30 nor more than 60 days' prior notice, at a redemption price of 122.50% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date; provided, however, that if prior to the date of such redemption, the Payment in Kind has been made pursuant to Section
4.21 of the Indenture, then the redemption price will be 111.25% of the principal amount, plus accrued and unpaid interest to the redemption date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

          (c) At any time after March 15, 2011, the Company may redeem the Notes, in whole but not in part, upon not less than 30 nor more than 60 days' prior notice, at a redemption price equal to the Make-Whole Price, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date. The notice of redemption with respect to the redemption described in this Section 5(c) need not set forth the Make-Whole Price but only the manner of calculation thereof. The Company will notify the Trustee of the Make-Whole Price with respect to any redemption promptly after the calculation and the Trustee shall not be responsible for such calculation.

          (d) Any redemption pursuant to this Section 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

     6. Mandatory Redemption. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

                                      A2-6

     7. Notice of Redemption. Subject to Section 3.03 of the Indenture, notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Article VIII or Article XI, respectively, of the Indenture. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption or purchase date, interest will cease to accrue on Notes or portions thereof called for redemption or purchase.

     8.   Offer to Purchase.

          (a) Upon the occurrence of a Change of Control, the Company will make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest on the Notes repurchased to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and setting forth the procedures governing the Change of Control Offer as required by the Indenture.

          (b) If the Parent Entity, the Company or any of the Company's Restricted Subsidiaries consummates an Asset Sale, within ten days of each date on which the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company will make an Asset Sale Offer to all Holders of Notes and all holders of Pari Passu Indebtedness containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets in accordance with Section 3.09 of the Indenture to purchase the maximum principal amount of Notes and such other Pari Passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest to the date of purchase and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other Pari Passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other Pari Passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have their respective Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" attached hereto.

     9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a Holder to pay any taxes

                                      A2-7
and fees required by law or permitted by the Indenture. Each of the Registrar and the Company need not exchange or register the transfer of (i) any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part, (ii) any Notes for a period of 15 days before a selection of Notes to be redeemed or (iii) any Notes during the period between a record date and the corresponding Interest Payment Date.

     10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

     11. Unclaimed Money. If any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request or, if then held by the Company, will be discharged from such trust. After any such payment, any Holder of a Note entitled to the money must look only to the Company and not the Trustee or Paying Agent for payment.

     12. Discharge and Defeasance. Subject to the conditions set forth in the Indenture, the Company and the Guarantors at any time shall be entitled to terminate some or all of their obligations under the Indenture and the Notes or the Note Guarantees, as applicable, if the Company deposits with the Trustee cash in U.S. dollars or Government Securities for the payment of the principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, as the case may be.

     13. Amendment, Supplement and Waiver. Subject to the exceptions set forth in the Indenture, the Indenture, the Notes, the Note Guarantees and the Security Documents may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes (including, without limitation, Additional Notes, if any) then outstanding voting as a single class. Without the consent of any Holder of Notes, to the extent any such change would not adversely affect the Holders of Notes, the Indenture, the Notes, the Note Guarantees, the Security Documents or the Intercreditor Agreement may be amended or supplemented (1) to cure any ambiguity, defect or inconsistency; (2) to provide for uncertificated Notes in addition to or in place of certificated Notes; (3) to provide for the assumption of the Company's or a Guarantor's Obligations to the Holders of the Notes and Note Guarantees in the case of a merger or consolidation or sale of substantially all of the Company's or such Guarantor's assets, as applicable;
(4) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any Holder; (5) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (6) to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture as of the Issue Date; (7) to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Notes or to release any Guarantor from its Note Guarantee as provided or permitted by the terms of the Indenture; (8) to provide for the acceptance of appointment under the Indenture of a successor Trustee with respect to the Notes issued under the Indenture; or (9) to make, complete or confirm

                                      A2-8
any Note Guarantee or any grant of Collateral permitted or required by the Indenture (including, without limitation, to provide for pari passu Liens permitted pursuant to sub-clause (b)(ii) of the proviso in clause (6) of the definition of "Permitted Liens" set forth in Section 1.01 of the Indenture) or any of the Security Documents or any discharge or release of any Note Guarantee or any Collateral that is permitted by the Indenture or any of the Security Documents.

          Any amendment to, or waiver of, any provision of the Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes and the Note Guarantees will require the consent of the Holders of at least 662/3% in aggregate principal amount of the Notes then outstanding.

     14.  Defaults and Remedies. Under the Indenture, Events of Default include
(1) default for 30 days in the payment when due of interest on the Notes;
(2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes; (3) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Sections 4.10, 4.15, 4.16 or 5.01 of the Indenture; (4) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Sections
4.07 and 4.09 of the Indenture for 30 days after notice by the Trustee to comply with such provisions; (5) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in the Indenture; (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default: (A) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more; (7) failure by the Company or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $15.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (8) the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law: (A) commences a voluntary case,
(B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a custodian of it or for all or substantially all of its property, (D) makes a general assignment for the benefit of its creditors or (E) generally is not paying its debts as they become due; (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case, (B) appoints a custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or

                                      A2-9
substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or (C) orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, and the order or decree remains undischarged, unstayed or unremedied and in effect for 60 consecutive days; (10) except as permitted by the Indenture, any Note Guarantee of a Guarantor that is a Significant Subsidiary or a group of Guarantors that, taken as a whole would constitute a Significant Subsidiary, shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any Guarantor that is a Significant Subsidiary, denies or disaffirms its Obligations under its Note Guarantee; (11) the Environmental Indemnity Agreements or the Credit Enhancement are terminated, held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason (except in accordance with the terms thereof) to be in full force and effect or any party thereto, or any Person acting on behalf of any party thereto, shall deny or disaffirm in writing its Obligations under either the Environmental Indemnity Agreements or the Credit Enhancement; (12) unless all of the Collateral has been released as security for the Notes in accordance with the provisions of the Security Documents with respect to the Notes, the Liens securing the Notes and the Note Guarantees on all or substantially all of the Collateral cease to be valid or enforceable and such Default continues for 60 days, or the Company or any Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable and, in the case of any such Person that is a Subsidiary of the Parent Entity or the Company, the Parent Entity or the Company fails to cause such Subsidiary to rescind such assertions within 60 days after the Parent Entity or the Company has actual knowledge of such assertions; and (13) the failure by the Company or any Guarantor to comply for 60 days after notice by the Trustee with its other agreements contained in the Security Documents, except for a failure that would not be material to the Holders of the Notes and would not materially affect the value of the Collateral taken as a whole.

          In the case of an Event of Default specified in clauses (8) and (9) of this Section 14, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately.

          Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to the limitations set forth in the Indenture, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of the principal of, premium, if any, or interest on, any Note) if and so long as a committee of its Responsible Officers determines in good faith that withholding the notice is in the interests of the Holders of the Notes. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of all of the Holders of the Notes, rescind an acceleration and its consequences, if the rescission would not

                                      A2-10
conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium, if any, that has become due solely because of the acceleration) have been cured or waived (or waive an existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes). The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) are required to deliver to the Trustee annually an Officers' Certificate regarding compliance with the Indenture, and the Company is required upon any Officer becoming aware of any Default or Event of Default, to deliver to the Trustee an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

     15. No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any Obligations of the Company or the Guarantors under the Indenture, the Notes or the Note Guarantees or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

     16. Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     17. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the Indenture has been qualified under the TIA) or resign.

     18. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     19. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     20. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the correctness or accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                                      A2-11

     21. Guarantees. The payment of the principal of, premium, if any, and interest on the Notes, is unconditionally guaranteed, jointly and severally, by the Guarantors to the extent set forth in and subject to the provisions of the Indenture.

     22. Security. Subject to the terms of the Intercreditor Agreement, the Obligations of the Company and the Guarantors under the Notes and the Note Guarantees are secured by Liens on the Collateral pursuant to the terms of the Security Documents. The actions of the Trustee, the Collateral Agent and the Holders and the application of proceeds from the enforcement of any remedies with respect to such Collateral are limited pursuant to the terms of the Security Documents and the Intercreditor Agreement.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company at the following address:

     Appleton Papers Inc.
     825 East Wisconsin Avenue
     P.O. Box 359
     Appleton, WI 54912
     Attention: Chief Financial Officer

                                      A2-12

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: __________________________________
                                                (Insert assignee's legal name)
________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for it.

Date: ____________________

                       Your Signature:
                                       -----------------------------------------
                                       (Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:
                      --------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                      A2-13

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note purchased by the Company pursuant to
Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

                    [ ] Section 4.10        [ ] Section 4.15

     If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, state the amount you elect to have purchased:

                                  $___________

Date: ____________________

                       Your Signature:
                                       -----------------------------------------
                                       (Sign exactly as your name appears on the face of this Note)

                       Tax Identification No.: _________________________________

Signature Guarantee*: ____________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                      A2-14

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Appleton Papers Inc.
825 East Wisconsin Avenue
P.O. Box 359
Appleton, WI 54912
Attention: Chief Financial Officer

[Registrar address block]

          Re: 11.25% Second Lien Notes due 2015

          Reference is hereby made to the Indenture, dated as of [____________], 20[__] (the "Indenture"), among Appleton Papers Inc., a Delaware corporation (the "Company"), the Guarantors and U.S. Bank National Association, as Trustee and as Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          ___________________ (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $_________ in such Note[s] or interests (the "Transfer"), to _________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

     1. [ ] Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

     2. [ ] Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the

Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed Transfer is being made prior to the expiration of the Restricted Period, the Transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

     3. [ ] Check and complete if Transferee will take delivery of a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

          (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

          (b) [ ] such Transfer is being effected to the Company or a Subsidiary thereof;

                                       or

          (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

     4. [ ] Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

          (a) [ ] Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

          (b) [ ] Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

          (c) [ ] Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                             [Insert Name of Transferor]


                                             By:
                                                 -------------------------------
                                             Name:
                                             Title:

Dated: _________________

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.   The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

     (a)  [ ] a beneficial interest in the:

          (i)  [ ] 144A Global Note (CUSIP _________), or

          (ii) [ ] Regulation S Global Note (CUSIP _________); or

     (b)  [ ] a Restricted Definitive Note.

2.   After the Transfer the Transferee will hold:

                                   [CHECK ONE]

     (a)  [ ] a beneficial interest in the:

          (i)  [ ] 144A Global Note (CUSIP _________), or

          (ii) [ ] Regulation S Global Note (CUSIP _________), or

          (iii)[ ] Unrestricted Global Note (CUSIP _________); or

     (b)  [ ] a Restricted Definitive Note; or

     (c)  [ ] an Unrestricted Definitive Note,

     in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

Appleton Papers Inc.
825 East Wisconsin Avenue
P.O. Box 359
Appleton, WI 54912
Attention: Chief Financial Officer

[Registrar address block]

                      Re: 11.25% Second Lien Notes due 2015

                                 (CUSIP _______)

     Reference is hereby made to the Indenture, dated as of [__________ __], 20[__] (the "Indenture"), among Appleton Papers Inc., a Delaware corporation (the "Company"), the Guarantors and U.S. Bank National Association, as Trustee and as Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     ________________ (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $_________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

     1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

          (a) [ ] Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global
     Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (b) [ ] Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the

     Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (c) [ ] Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (d) [ ] Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

          (a) [ ] Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

          (b) [ ] Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [ ] 144A Global Note, [ ] Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                             [Insert Name of Transferor]


                                             By:
                                                 -------------------------------
                                             Name:
                                             Title:

Dated: _______________